                                                                    EXHIBIT 10.6



                          LOAN AND SECURITY AGREEMENT

                           Dated as of July 31, 1996

                                     Among

                        BANKAMERICA BUSINESS CREDIT, INC.

                                 as the Lender

                                      and

                          AT & T PARADYNE CORPORATION

                                as the Borrower

                               TABLE OF CONTENTS


                                                                        Page
1.1 DEFINITIONS                                                           1

1.2 ACCOUNTING TERMS                                                     19

1.3 OTHER TERMS                                                          19

1.4 OTHER INTERPRETIVE PROVISIONS                                        20

2. LOANS AND LETTERS OF CREDIT                                           20

   2.1 Total Facility                                                    20

   2.2 Revolving Loans                                                   21

   2.3 Letters of Credit                                                 22

   2.4 Automated Clearing House Transfers and Overdrafts                 26

   2.5 Purpose                                                           26

3. INTEREST AND OTHER CHARGES                                            26

   3.1 Interest                                                          26

   3.2 Maximum Interest Rate                                             27

   3.3 Unused Line Fee                                                   28

   3.4 Closing Fee                                                       28

   3.5 Letter of Credit Fee                                              28

4. PAYMENTS AND PREPAYMENTS                                              28

   4.1 Revolving Loans                                                   28

   4.2 Place and Form of Payments; Extension of Time Extension of Time   28

   4.3 Application and Reversal of Payments                              29

     4.4  Indemnity for Returned Payments                        29

 5.  LENDER'S BOOKS AND RECORDS; MONTHLY STATEMENTS              29

 6.  TAXES, YIELD PROTECTION                                     29

     6.1  Taxes                                                  29

     6.2  Increased Costs and Reduction of Return                30

     6.3  Survival                                               31

 7.  COLLATERAL                                                  31

     7.1  Grant of Security Interest                             31

     7.2  Perfection and Protection of Security Interest         31

     7.3  Location of Collateral                                 32

     7.4  Title to, Liens on, and Sale and Use of Collateral     33

     7.5  Appraisals                                             33

     7.6  Access and Examination                                 33

     7.7  Insurance                                              34

     7.8  Collateral Reporting                                   34

     7.9  Accounts                                               35

     7.10 Collection of Accounts; Payments                       36

     7.11 Inventory                                              37

     7.12 Equipment                                              38

     7.13 Assigned Contracts                                     38

     7.14 Documents, Instruments, and Chattel Paper              39

     7.15 Right to Cure                                          39

     7.16 Power of Attorney                                      40

     7.17 Lender's Rights, Duties, and Liabilities               40

  7.18   Agreement Concerning Certain Property                              41

8.  BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES                       41

  8.1    Books and Records                                                  41

  8.2    Financial Information                                              41

  8.3    Notices to Lender                                                  43

9.  GENERAL WARRANTIES AND REPRESENTATIONS                                  44

  9.1    Authorization, Validity, and Enforceability of this Agreement
           and the Loan Documents                                           44

  9.2    Validity and Priority of Security Interest                         45

  9.3    Organization and Qualification                                     45

  9.4    Corporate Name; Prior Transactions                                 45

  9.5    Subsidiaries and Affiliates                                        45

  9.6    Financial Statements and Projections                               45

  9.7    Capitalization                                                     46

  9.8    Solvency                                                           46

  9.9    Debt                                                               46

  9.10   Distributions                                                      46

  9.11   Title to Property                                                  46

  9.12   Adequate Assets                                                    47

  9.13   Real Property; Leases                                              47

  9.14   Proprietary Rights                                                 47

  9.15   Trade Names and Terms of Sale                                      47

  9.16   Litigation                                                         47

  9.17   Restrictive Agreements                                             47

  9.18   Labor Disputes                                                     47

   9.19 Environmental Laws                                                  48

   9.20 No violation of Law                                                 49

   9.21 No Default                                                          49

   9.22 ERISA Compliance                                                    49

   9.23 Taxes                                                               50

   9.24 Use of Proceeds                                                     50

   9.25 Private Offerings                                                   50

   9.26 Broker's Fees                                                       50

   9.27 No Material Adverse Change                                          50

   9.28 Disclosure                                                          51

10. AFFIRMATIVE AND NEGATIVE COVENANTS                                      51

   10.1 Taxes and Other Obligations                                         51

   10.2 Corporate Existence and Good Standing                               51

   10.3 Compliance with Law and Agreements                                  51

   10.4 Maintenance of Property and Insurance                               51

   10.5 Environmental Laws                                                  52

   10.6 ERISA                                                               52

   10.7 Mergers, Consolidations, Acquisitions, or Sales                     52

   10.8 Distributions; Capital Changes                                      52

   10.9 Transactions Affecting Collateral or Obligations                    52

   10.10 Guaranties                                                         52

   10.12 Prepayment; Payment Terms                                          53

   10.13 Transactions with Affiliates                                       53

   10.14 Business Conducted                                                 54

    10.15 Liens                                                                                          54

    10.16 Sale and Leaseback Transactions                                                                54

    10.17 New Subsidiaries                                                                               54

    10.18 Restricted Investments                                                                         54

    10.19 Further Assurances                                                                             54

11. CLOSING; CONDITIONS TO CLOSING CONDITIONS TO CLOSING                                                 54

    11.1 Conditions Precedent to Making of Revolving Loans on the Closing Date                           55

    11.2 Conditions Precedent to Each Loan                                                               57

12. DEFAULT; REMEDIES                                                                                    57

    12.1 Events of Default                                                                               57

13. REMEDIES                                                                                             59

14. TERM AND TERMINATION                                                                                 60

15. MISCELLANEOUS                                                                                        61

    15.1 Cumulative Remedies; No Prior Recourse to Collateral No Prior Recourse to Collateral            61

    15.2 No Implied Waivers                                                                              61

    15.3 Severability                                                                                    62

    15.4 Governing Law                                                                                   62

    15.5 Consent to Jurisdiction and Venue; Service of Process Service of Process                        62

    15.6 Waiver of Jury Trial                                                                            62

    15.7 Arbitration; Reference Proceeding                                                               62

    15.8 Survival of Representations and Warranties                                                      64

    15.9 Other Security and Guaranties                                                                   64

    15.10 Fees and Expenses                                                                              64

    15.11 Notices                                                                                        65

    15.12 Indemnification                                                                                65

    15.13 Waiver of Notices                                                                              66

    15.14 Binding Effect; Assignment                                                                     66

    15.15 Modification                                                                                   66

    15.16 Counterparts                                                                                   67

    15.17 Right of Set-Off                                                                               67

    15.18 Participating Lender's Security Interests                                                      67

                          LOAN AND SECURITY AGREEMENT



     LOAN AND SECURITY AGREEMENT, dated as of July 31, 1996, by and between BANKAMERICA BUSINESS CREDIT, INC., a Delaware corporation, with offices at Two North Lake Avenue, Suite 400, Pasadena, California (the "Lender") and AT&T PARADYNE CORPORATION, a Delaware corporation, with offices at 8545 126th Avenue North, Largo, Florida (the "Borrower").

                                   WITNESSETH

     WHEREAS, the Borrower has requested the Lender to make available to the Borrower a revolving line of credit for loans and letters of credit in an amount not to exceed $45,000,000, which extensions of credit the Borrower will use for its working capital needs and general business purposes;

     NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, the Borrower and the Lender hereby agree as follows:

                        INTERPRETATION OF THIS AGREEMENT

     1.1  Definitions. As used herein:

          "Accounts" means all of the Borrower's and Paradyne Canada's now owned or hereafter acquired or arising accounts, and any other rights to payment for the sale or lease of goods or rendition of services (except those evidenced by instruments or chattel paper), whether or not they have been earned by performance.

          "Account debtor" means each Person obligated in any way on or in connection way an Account.

          "ACH Settlement Risk Reserve" means any and all reserves which the Lender from time to time establishes, in its sole discretion, with respect to ACH Transactions.

          "ACH Transactions" means all debts, liabilities, and obligations now or hereafter owing from the Borrower to the Bank arising from or related to the automatic clearing house transfer of funds by the Bank for the account of the Borrower pursuant to agreement or overdrafts.

          "Acquisition Agreement" means that certain Purchase Agreement dated June 18, 1996 among the Borrower, the Parent, the Seller and the other parties thereto, in the form as amended at the closing on July 31, 1996, without regard to any subsequent amendment or modification of such Acquisition Agreement, providing for, among other things, the sale of the stock of the Borrower to the Parent.

          "Adjusted Net Earnings From Operations" means, with respect to any fiscal period, the Borrower's and Paradyne Canada's net income after provision for income taxes for such fiscal period, as determined in accordance with GAAP and reported on the Financial Statements for such period, less any and all of the following included in such net income: (a) gain or loss arising from the sale of capital asset; (b) gain arising from any write-up in the book value of any asset; (c) earnings or losses of any corporation, substantially all the assets of which have been acquired by the Borrower or Paradyne Canada in any manner, to the extent realized by such other corporation prior to the date of acquisition; (d) earnings of any business entity in which the Borrower or Paradyne Canada has an ownership interest unless (and only to the extent) such earnings shall actually have been received by the Borrower or Paradyne Canada in the form of cash distributions; (e) earnings of any Person to which assets of the Borrower or Paradyne Canada shall have been sold, transferred or disposed of, or into which the Borrower or Paradyne Canada shall have been merged, or which has been a party with the Borrower or Paradyne Canada to any consolidation or other form of reorganization, prior to the date of such transaction; (f) gain arising from the acquisition of debt or equity securities of the Borrower or Paradyne Canada or from cancellation or forgiveness of Debt; and (g) gain or loss arising from extraordinary items, as determined in accordance with GAAP.

          "Affiliate" means: (a) a Person which, directly or indirectly, controls, is controlled by or is under common control with, the Borrower; (b) a Person which beneficially owns or holds, directly or indirectly, five percent or more of any class of voting stock of the Borrower; or (c) a Person in which five percent of any class of the voting stock is beneficially owned or held, directly or indirectly, by the Borrower. The term "control" (including the terms "controlled by" and "under common control with"), means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the Person in question.

          "Agreement" means this Loan and Security Agreement.

          "Anniversary Date" means each anniversary of the Closing Date.

          "Assigned Contracts" means, collectively, all of the Borrower's rights and remedies under, and all moneys and claims for money due or to become due to the Borrower under, the Acquisition Agreement, any other material contracts (including, without limitation, those contracts set forth on Schedule 7.13) and any and all amendments, supplements, extensions, and renewals thereof, including, without limitation, all rights and claims of the Borrower now or hereafter existing: (a) under any insurance, indemnities, warranties, and guarantees provided for or arising out of or in connection with the foregoing agreements; (b) for any damages arising out of or for breach default under or in connection with the foregoing agreements; (c) to all other amounts from time to time paid or payable under or in connection with the foregoing agreements; or
(d) to exercise or enforce any and all covenants, remedies, powers and privileges thereunder.

          "Availability" means at any time the lesser of:

               (a)  The amount of Forty-Five Million Dollars ($45,000,000) or

               (b)   The sum of:

                     (i) eighty percent (80%) of the Net Amount of Eligible Accounts, and

                     (ii)  the least of:

                           a)       $6,000,000;

                           b)       forty percent (40%) of the value of
Eligible Inventory; and

                           c)       the amount of the M&E Appraisal;

         provided, however, that at all times Availability shall be reduced by the sum of:

               (a)   the unpaid balance of Revolving Loans at that time;

               (b) the aggregate undrawn face amount of all outstanding Letters of Credit which the Lender has caused to be issued or obtained for the Borrower's account;

               (c) reserves for accrued interest on the Revolving Loans and the Environmental Compliance Reserve;

               (d)   the Base Reserve Amount;

               (e) the amount, if any, by which the Reserve Calculation Amount exceeds eighty percent (80%) of the M&E Appraisal;

               (f)   The ACH Settlement Risk Reserve; and

               (g) all other reserves which the Lender in its reasonable discretion deems necessary or desirable to maintain with respect to the Borrower's account, including, without limitation, any amounts which the Lender may be obligated to pay in the future for the account of the Borrower, and any tax or other reserve relating to the Canadian Guaranty or any Canadian Collateral.

               "Bank" means Bank of America National Trust and Savings Association in San Francisco, California.

               "Base Reserve Amount" means $3,000,000.

               "Borrowing" means a borrowing hereunder consisting of Revolving Loans made by the Lender to the Borrower.

               "Borrowing Base Certificate" means a certificate of the Borrower, substantially in the form of Exhibit A setting forth the calculation of the Availability, including a calculation of each component thereof, as of the close of business no more than two (2) Business Days prior to the date of such certificate, all in such detail as shall be satisfactory to the Lender. All calculations of Availability in connection with the preparation of any Borrowing Base Certificate shall originally be made by the Borrower and certified to the Lender; provided, that the Lender shall have the right to review and adjust, in the exercise of its reasonable credit judgment, any such calculation (1) to reflect its reasonable estimate of declines in value of any of the Collateral described therein, and
(2) to the extent that such calculation is not in accordance with this Agreement.

         "Business Day" means any day that is not a Saturday, Sunday, or a day on which banks in San Francisco, California, are required or permitted to be closed.

         "Canadian Patent and Trademark Assignments" means any Supplemental Security Agreement (Patents) or any Supplemental Security Agreement (Trademarks), which may be executed and delivered by Paradyne Canada to the Lender pursuant to Section 7.2.

         "Canadian Collateral" has the meaning given such term in the Canadian Security Agreement.

         "Canadian Documents" means the Canadian Guaranty, the Canadian Security Agreement, the Canadian Patent and Trademark Assignments, and all other agreements, instruments, and documents heretofore, now or hereafter evidencing, securing, guaranteeing or otherwise relating to the obligations guaranteed under the Canadian Guaranty, the Canadian Collateral, the Canadian Security Interest, or any other aspect of the transactions contemplated by the Guaranty.

         "Canadian Guaranty" means the Guaranty of the Obligations made by Paradyne Canada in favor of the Lender and delivered to the Lender pursuant to
Section 11.1.

         "Canadian Security Agreement" means the Security Agreement executed by Paradyne Canada in favor of the Lender and delivered to the Lender pursuant to
Section 11.1.

         "Canadian Security Interest" means collectively the Liens granted to the Lender in the Canadian Collateral pursuant to the Canadian Security Agreement, the other Loan Documents, or any other agreement or instrument.

         "Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other Public Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

         "Capital Expenditures" means all payments due (whether or not paid) during a fiscal period in respect of the cost of any fixed asset or improvement, or replacement, substitution, or addition thereto, which has a useful life of more than one year, including, without limitation, those arising in connection with the direct or indirect acquisition of such assets by way of increased product or service charges or offset items or in connection with Capital Leases.

          "CapCo" means CAP Acquisition Corp., a Delaware corporation and a wholly-owned Subsidiary of the Partnership.

          "Capital Lease" means any lease of Property by the Borrower that, in accordance with GAAP, should be reflected as a liability on the balance sheet of the Borrower.

          "Closing Date" means the date of this Agreement, being the date first above written.

          "Closing Fee" has the meaning specified in Section 3.5.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Collateral" has the meaning given to such item in Section 7.1.

          "Contaminant" means any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, asbestos in any form or condition, polychlorinated biphenyls ("PCBs"), or other substance or material, the handling, release or possession of which is regulated to protect health, safety, or environment, or any constituent of any such substance or waste.

          "Debt" means all liabilities, obligations and indebtedness of the Borrower to any Person, of any kind or nature, now or hereafter owing, arising, due or payable, howsoever evidenced, created, incurred, acquired or owing, whether primary, secondary, direct, contingent, fixed or otherwise, and including, without in any way limiting the generality of the foregoing: (a) the Borrower's liabilities and obligations to trade creditors; (b) all Obligations;
(c) all obligations and liabilities of any Person secured by any Lien on the Borrower's Property, even though the Borrower shall not have assumed or become liable for the payment thereof; provided, however, that all such obligations and liabilities which are limited in recourse to such Property shall be included in Debt only to the extent of the book value of such Property as would be shown on a balance sheet of the Borrower prepared in accordance with GAAP; (d) all obligations or liabilities created or arising under any Capital Lease or conditional sale or other title retention agreement with respect to Property used or acquired by the Borrower, even if the rights and remedies of the lessor, seller or lender thereunder are limited to repossession of such Property; provided, however, that all such obligations and liabilities which are limited in recourse to such property shall be included in Debt only to the extent of the book value of such Property as would be shown on a balance sheet of the Borrower prepared in accordance with GAAP; (e) all accrued pension fund and other employee benefit plan obligations and liabilities; (f) all obligations and capabilities under Guaranties; and (g) deferred taxes.

          "Default" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

          "Distribution" means, in respect of any corporation: (a) the payment or making of any dividend or other distribution of Property in respect of capital stock (or any options or warrants for such stock) of such corporation, other than distributions in capital stock (or any options or warrants for such stock) of the same class; or
(b) the redemption or other acquisition of any capital stock (or any options or warrants for such stock) of such corporation.

          "DOL" means the United States Department of Labor or any successor department or agency.

          "Eligible Accounts" means those Accounts which are not ineligible as the basis of Revolving Loans, based on the following criteria and on such other criteria as the Lender may from time to time establish in its reasonable commercial discretion taking into account customary lending and commercial finance practices. Without intending to limit the Lender's discretion to establish other criteria of eligibility, Eligible Accounts shall not include any Account:

               (a) with respect to which more than 90 days have elapsed since the date of the original invoice therefor;

               (b) with respect to which any of the representations, warranties, covenants, and agreements contained in this Agreement are not or have ceased to be complete and correct or have been breached;

               (c) with respect to which, in whole or in part, a check, promissory note, draft, trade acceptance or other instrument for the payment of money has been received, presented for payment and returned uncollected for any reason;

               (d) which represents a progress billing (as hereinafter defined) or as to which the Borrower or Paradyne Canada, as applicable, has extended the time for payment without the consent of the Lender; for the purposes hereof, "progress billing" means any invoice for goods sold or leased or services rendered under a contract or agreement pursuant to which the Account Debtor's obligation to pay such invoice is conditioned upon the Borrower's or Paradyne Canada's, as applicable, completion of any further performance under the contract or agreement;

               (e) as to which any one or more of the following events has occurred with respect to the Account Debtor on such Account: death or judicial declaration of incompetency of an Account Debtor who is an individual; the filing by or against the Account Debtor of a request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as a bankrupt, winding-up, or other relief under the bankruptcy, insolvency, or similar laws of the United States, any state or territory thereof, or any foreign jurisdiction, now or hereafter in effect; the making of any general assignment by the Account Debtor for the benefit of creditors; the appointment of a receiver or trustee for the Account Debtor or for any of the assets of the Account Debtor, including, without limitation, the appointment of or taking possession by a "custodian," as defined in the Federal Bankruptcy Code; the institution by or against the Account Debtor of any other type of insolvency proceeding (under the bankruptcy laws of the United States or otherwise) or of any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against, or winding up of affairs of, the Account Debtor; the sale, assignment, or transfer of all or any material part of the assets of the

Account Debtor; the nonpayment generally by the Account Debtor of its debts as they become due; or the cessation of the business of the Account Debtor as a going concern;

              (f) owned by an Account Debtor (other than the Seller) if the aggregate dollar amount of all Accounts owed by such Account Debtor exceeds an amount equal to twenty five percent (25%) (or such greater amount as the Lender in its sole discretion may permit) of all Accounts (other than Accounts owed by the Seller), but only to the extent such Accounts exceed such amount;

              (g) owed by an Account Debtor which is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof; except to the extent that such Account is secured or payable by a letter of credit acceptable to Lender in its sole discretion;

              (h) which is a Non-Standard Foreign Account to the extent that the aggregate amount of all Non-Standard Foreign Accounts exceeds the lesser of: (i) $7,000,000, and (ii) fifteen percent (15%) of the Net Amount of Eligible Accounts (calculated without regard to Non-Standard Foreign Accounts) as of any date;

              (i) owed by an Account Debtor which is an Affiliate or employee of the Borrower or Paradyne Canada;

              (j) except as provided in (1) below and except as to Accounts owed to Paradyne Canada by Account Debtors located in Canada, as to which either the perfection, enforceability, or validity of the Security Interest in such Account, or the Lender's right or ability to obtain direct payment to the Lender of the Proceeds of such Account, is governed by any federal, state, or local statutory requirements other than those of the UCC;

              (k) which is owed by an Account Debtor to which the Borrower or Paradyne Canada is indebted in any way, or which is subject to any right of setoff or recoupment by the Account Debtor, unless the Account Debtor has entered into an agreement acceptable to the Lender to waive setoff and recoupment rights; or if the Account Debtor thereon has disputed liability or made any claim with respect to any other Account due from such Account Debtor; but in each such case only to the extent of such indebtedness, setoff, recoupment, dispute, or claim;

              (l) which is owed by the government of the United States of America, or any department, agency, public corporation, or other instrumentality thereof, unless the Federal Assignment of Claims Act of 1940, as amended, and any other steps necessary to perfect the Security Interest and protect the Lender's rights therein, have been complied with to the Lender's satisfaction with respect to such Account;

              (m) which is owed by any state, municipality, or other political subdivision of the United States of America, or any department, agency, public corporation, or other instrumentality thereof and as to which the Lender determines that its Security Interest therein is not or cannot be perfected;

               (n) which arises out of a sale to an Account Debtor on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment, or other repurchase or return basis (other than ordinary course of business returns permitted in the "stock balancing programs" provided for in the Borrower's usual and customary agreements with its distributors and resellers);

               (o) which is evidenced by a promissory note or other instrument or by chattel paper;

               (p) if fifty percent (50%) or more of the aggregate dollar amount of outstanding Accounts owed at such time by the Account Debtor thereon is classified as ineligible under the other criteria set forth herein;

               (q) with respect to which the Account Debtor is located in any state requiring the filing of a Notice of Business Activities Report or similar report in order to permit the Borrower or Paradyne Canada to seek judicial enforcement in such state of payment of such Account, unless such Borrower or Paradyne Canada has qualified to do business in such state or has filed a Notice of Business Activities Report or equivalent report for the then current year; or

               (r) arising out of a sale not made in the ordinary course of the Borrower's or Paradyne Canada's business;

               (s) with respect to which the goods giving rise to such Account have not been shipped and delivered to and accepted by the Account Debtor or the services giving rise to such Account have not been performed by the Borrower or Paradyne Canada, and, if applicable, accepted by the Account Debtor, or the Account Debtor revokes its acceptance of such goods or services (under the Borrower's present practices invoices are rendered upon shipment and Accounts relating thereto will be included as Eligible Accounts on Borrowing Base Certificates, but any such Accounts as to which delivery or acceptance fails to occur, or as to which acceptance is revoked, shall promptly be excluded from the calculation of Eligible Accounts);

               (t) which is not subject to a first priority and perfected security interest in favor of the Lender;

               (u) if Lender believes in its reasonable credit judgment that the prospect of collection of such Account is impaired or that the Account may not be paid by reason of the Account Debtor's financial inability to pay; or

               (v) which is owed by an Account Debtor which the Lender, in its reasonable credit judgment, otherwise deems to be uncreditworthy.

               If any Account at any time ceases to be an Eligible Account by reason of any of the foregoing exclusions or any failure to meet any other eligibility criteria established by the Lender in the exercise of its reasonable discretion then such Account shall promptly be excluded from the calculation of Eligible Accounts.

          "Eligible Inventory" means Inventory, valued at the lower of cost (on a first-in, first-out basis) or market, that constitutes raw materials or first quality finished goods and that: (a) is not, in the Lender's reasonable opinion, slow moving, obsolete or unmerchantable; (b) is located at Premises owned or leased by the Borrower or Paradyne Canada, or on Premises otherwise reasonably acceptable to the Lender, provided, however, that Inventory located on Premises leased to the Borrower or Paradyne Canada, shall not be Eligible Inventory unless the Borrower or Paradyne Canada, as applicable, shall have delivered to the Lender a written waiver, duly executed on behalf of the appropriate landlord and in form and substance acceptable to the Lender, of all Liens which the landlord for such Premises may be entitled to assert against such Eligible Inventory; (c) is subject to the Lender's first priority perfected security interest; (d) is not work-in-process (other than floor stock raw materials staged for production), spare parts, packaging and shipping materials, printed wireboards, supplies, bill-and-hold Inventory, returned or defective Inventory, or Inventory delivered to the Borrower or Paradyne Canada, as applicable, on consignment; and (e) the Lender, in the exercise of its reasonable discretion, taking into account customary lending and commercial finance practices, deems eligible as the basis for Revolving Loans based on such collateral and credit criteria as the Lender may from time to time establish. If any Inventory at any time ceases to be Eligible Inventory, such Inventory shall promptly be excluded from the calculation of Eligible Inventory.

          "Environmental Compliance Reserve" means all reserves which the Lender from time to time establishes for amounts that are reasonably required (taking into account inter alia the extent to which the Lender in its reasonable judgment deems Borrower to have the benefit of certain environmental indemnification provisions contained in the Acquisition Agreement) to be expended in order for the Borrower or Paradyne Canada and the Borrower's or Paradyne Canada's operations and Property to comply with Environmental Laws or in order to correct any violation by the Borrower or Paradyne Canada or the Borrower's or Paradyne Canada's operations or Property of Environmental Laws.

          "Environmental Laws" means all federal, state and local laws, rules, regulations, ordinances, programs, permits, guidance, orders and consent decrees relating to health, safety, hazardous substances, and environmental matters applicable to the Borrower's or Paradyne Canada's business and facilities (whether or not owned by it). Such laws and regulations include but are not limited to the Resource Conservation and Recovery Act, 42 U.S.C. ss 6901 et. seq., as amended; the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. ss 9601 et. seq., as amended; the Toxic Substances Control Act, 15 U.S.C. ss 2601 et. seq., as amended; the Clean Water Act, 33 U.S.C. ss 466 et. seq., as amended; the Clean Air Act, 42 U.S.C. ss 7401 et seq., as amended; state and federal lien and environmental cleanup programs; and U.S. Department of Transportation regulations.

          "Environmental Lien" means a Lien in favor of any Public Authority for (a) any liability under any Environmental Laws, or (b) damages arising from, or costs incurred by such Public Authority in response to, a Release or threatened Release of a Contaminant into the environment.

          "Equipment" means all of the Borrower's now owned and hereafter acquired machinery, equipment, furniture, furnishings, fixtures, and other tangible personal property (except inventory), including, without limitation, data processing hardware and software, motor vehicles, aircraft, dies, tools, jigs, and office equipment, as well as all of such types of property leased by the Borrower and all of the Borrower's rights and interests with respect thereto under such leases (including, without limitation, options to purchase); together with all present and future additions and accessions thereto, replacements therefor, component and auxiliary parts and supplies used or to be used in connection therewith, and all substitutes for any of the foregoing, and all manuals, drawings, instructions, warranties and rights with respect thereto; wherever any of the foregoing is located.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of
Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

          "ERISA Event" means, with respect to the Borrower, any ERISA Affiliate or any Pension Plan, the occurrence of any of the following: (a) a Reportable Event; (b) a withdrawal by a substantial employer (as defined in Section 4001(a)(12) of ERISA) subject to Section 4063 of ERISA; (c) a cessation of operations which is treated as a withdrawal under Section 4062(e) of ERISA; (d) a complete or partial withdrawal under Section 4203 or 4205 of ERISA from a Multiemployer Plan; (e) a notification that a Multiemployer Plan is in reorganization under Section 4242 of ERISA; (f) the filing of a notice of intent to terminate a Pension Plan under 4041 of ERISA; (g) the treatment of an amendment of a Pension Plan as a termination under 4041 of ERISA; (h) the termination of a Multiemployer Plan under Section 4041A of ERISA; (i) the commencement of proceedings by the PBGC to terminate a Pension Plan under 4042 of ERISA; (j) an event or condition which could reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, a Pension Plan; or (k) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 or ERISA.

          "Event of Default" has the meaning specified in Section 12.1.

          "Excluded Property" means the Premises and the Premisys
Communications Contract, except that the Borrower's rights to 40% of all moneys received on account of the Borrower's agreement to modify, amend or terminate the Premisys Communications Contract, and any Receivables relating thereto, shall be included as Collateral.

          "Financial Statements" means, according to the context in which it is used, the financial statements attached hereto as Exhibit B-1, and the pro forma balance sheet attached hereto as Exhibit B-2 or any financial statements required to be given to the Lender pursuant to Section 8.2(a), (b) and (c), or any combination thereof.

          "Fiscal Year" means the Borrower's fiscal year for financial accounting purposes. The current Fiscal Year of the Borrower will end on December 31, 1996.

          "Fixed Charge Coverage Ratio" means, for any fiscal period, the ratio of (a) Adjusted Net Earnings from Operations plus interest expense, taxes, depreciation expense, amortization expense and other non-cash items deducted in calculating net income during such period, less capital expenditures made by the Borrower or Paradyne Canada during such period (to the extent such capital expenditures have not been expensed) and plus any additions to Debt attributable to such capital expenditures, to (b) the sum of (i) interest and scheduled principal payments which the Borrower was required to make on Debt from borrowed money during such period, (ii) Distributions made by the Borrower during such period, and (iii) Federal, state, local and foreign income taxes deducted in calculating net income.

          "Foreign Account" means an Account with an Account Debtor which does not maintain its chief executive office in the United States or Canada or which is not organized under the laws of the United States or any state thereof or Canada.

          "Funding Date" means the date on which a Borrowing occurs.

          "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S.
accounting profession).

          "Guaranty" means, with respect to any Person, all obligations of such Person which in any manner directly or indirectly guarantee or assure, or in effect guarantee or assure, the payment or performance of any indebtedness, dividend or other obligation of any other Person (the "guaranteed obligations"), or to assure or in effect assure the holder of the guaranteed obligations against loss in respect thereof, including, without limitation, any such obligations incurred through an agreement, contingent or otherwise: (a) to purchase the guaranteed obligations or any Property constituting security therefor; (b) to advance or supply funds for the purchase or payment of the guaranteed obligations or to maintain a working capital or other balance sheet condition; (c) to lease Property or to purchase any debt or equity securities or other Property or services.

          "Intercompany Accounts" means all assets and liabilities, however arising, which are due to the Borrower from, which are due from the Borrower to, or which otherwise arise from any transaction by the Borrower with, any Affiliate.

          "Intercreditor Agreement" means that certain Intercreditor Agreement of even date herewith among the Lender, the Seller and the Partnership.

          "Interim Notes" means, collectively, (a) that certain Interim Core Business Note dated as of July 31, 1996 in the amount of $7,500,000, in the form executed by the Borrower in favor of the Seller on July 31, 1996, without regard to any subsequent amendment or modification of such note, and (b) that certain Interim Promissory Note dated as of July 31, 1996 in the amount of $7,500,000, in the form executed by the Borrower in favor of the Partnership on July 31, 1996, without regard to any subsequent amendment or modification of such note.

          "Inventory" means all of the Borrower's and Paradyne Canada's now owned and hereafter acquired inventory, goods, merchandise, and other personal property, wherever located, to be furnished under any contract of service or held for sale or lease, all raw materials, work-in-process, finished goods, returned goods, and materials and supplies of any kind, nature or description which are or might be used or consumed in the Borrower's or Paradyne Canada's business or used in connection with the manufacture, packaging, shipping, advertising, selling or finishing of such goods, merchandise and such other personal property, and all documents of title or other documents representing them.

          "IRS" means the Internal Revenue Service or any successor agency.

          "LeaseCo" means Lease Acquisition Corp., a Delaware corporation and a wholly-owned Subsidiary of the Parent.

          "Letter of Credit" has the meaning specified in Section 2.3.

          "Letter of Credit Fee" has the meaning specified in Section 3.5.

          "Lien" means: (a) any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute, or contract, and including without limitation, a security interest, charge, claim, or lien arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, agreement, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes; and (b) to the extent not included under clause (a), any reservation, exception, encroachment, easement, right-of-way, covenant, condition, restriction, lease or other title exception or encumbrance affecting Property.

          "Loan Documents" means this Agreement, the Intercreditor Agreement, the Patent and Trademark Assignments, the Canadian Documents, the Post-Closing Letter and all other agreements, instruments, and documents heretofore, now or hereafter evidencing, securing, guaranteeing or otherwise relating to the Obligations, the Collateral, the Security Interest, or any other aspect of the transactions contemplated by this Agreement.

          "Lucent Core Business Note" means that certain Core Business Note dated as of July 31, 1996 in the amount of $76,250,000, in the form executed by the Borrower in favor of the Seller on July 31, 1996, without regard to any subsequent amendment or modification of such note.

          "Maximum Rate" has the meaning specified in Section 3.2.

          "M&E Appraisal" means the most recent annual appraisal of the orderly liquidation value of the Borrower's machinery and equipment, as prepared by The Rabin

Brothers or such other appraiser as the Lender in its sole discretion may choose. As of the Closing Date based on the M&E Appraisal dated July 18, 1996, the orderly liquidation value is $10,628,065.

          "Multiemployer Plan" means a multiemployer as defined in Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate makes, is making, made, or was at any time during the current year or the immediately preceding six (6) years obligated to make contributions.

          "Net Amount of Eligible Accounts" means, at any time, the gross amount of Eligible Accounts less sales, excise or similar taxes, and less returns, discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed in respect of such Eligible Accounts.

          "Notice of Borrowing" has the meaning specified in Section 2.2(b).

          "Non-Standard Foreign Accounts" means all Foreign Accounts other than those which are (a) Eligible Accounts (determined without regard to paragraph
(h) of the defined term "Eligible Accounts"), and (b) either backed by letters of credit acceptable to the Lender in its sole discretion or have Account Debtors deemed creditworthy by the Lender in its sole discretion.

          "Obligations" means all present and future loans, advances, liabilities, obligations, covenants, duties, and Debt owning by the Borrower to the Lender, whether or not arising under this Agreement, whether or not evidenced by any note, or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect (including, without limitation, those acquired by assignment from others, and any participation by the Lender in the Borrower's debts owing to others), absolute or contingent, due or to become due, primary or secondary, as principal or guarantor, and including, without limitation, all interest, charges, expenses, fees, attorneys fees, filing fees and any other sums chargeable to the Borrower hereunder, under another Loan Document, or under any other agreement or instrument with the Lender. "Obligations" includes, without limitation, (a) all debts, liabilities, and obligations now or hereafter owing from Borrower to Lender under or in connection with the Letters of Credit and (b) all debts, liabilities and obligations now or hereafter owing from the Borrower to the Lender arising from or related to ACH Transactions.

          "Other Taxes" means any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents, excluding, in the case of the Lender, such taxes (including income or franchise taxes) as are imposed on or measured by the Lender's net income by the jurisdiction (or any political subdivision thereof) under the laws of which the Lender is organized or maintains a lending office.

          "Paradyne Canada" means AT&T Paradyne Canada, Ltd., a wholly-owned subsidiary of the Borrower.

          "Paradyne Canada Security Agreement" means that certain Security Agreement of even date herewith between Paradyne Canada and the Lender.

          "Parent" means Paradyne Acquisition Corp., a Delaware corporation, the sole shareholder of the Borrower.

          "Participating Lender" means any Person who shall have been granted the right by the Lender to participate in the Revolving Loans and who shall have entered into a participation agreement in form and substance satisfactory to the Lender.

          "Partnership" means Paradyne Partners, L.P., a Delaware limited partnership and the sole shareholder of the Parent.

          "Patent and Trademark Assignment" means the Supplemental Security Agreement (Patents) and the Supplemental Security Agreement (Trademarks), each dated as of the date hereof, executed and delivered by the Borrower to the Lender to evidence and perfect the Lender's Security Interest in the Borrower's present and future patents, trademarks, and related licenses and rights.

          "Payment Account" means each blocked bank account or bank account associated with a lock box, established pursuant to Section 7.10, to which the funds of the Borrower or Paradyne Canada (including, without limitation, Proceeds of Accounts and other Collateral) are deposited or credited, and which is maintained in the name of the Lender, the Borrower or Paradyne Canada, as the Lender may determine, on terms acceptable to the Lender.

          "PBGC" means the Pension Benefit Guaranty Corporation or any Person succeeding the functions thereof.

          "Pension Plan" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which the Borrower or an ERISA Affiliate sponsors, maintains, or to which it makes, is making, or is obligated to make contributions or, in the case of a Multiemployer Plan, has made contributions at any time during the current year or the immediately preceeding six (6) plan years.

          "Permitted Liens" means:

               (a) Liens for taxes not yet delinquent or Liens for taxes in an amount not to exceed $500,000 being contested in good faith by appropriate proceedings diligently pursued, provided that a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor on the applicable Financial Statements and that a stay of enforcement of any such Lien is in effect;

               (b) Liens in favor of the Lender;

               (c) Liens arising by operation of law in favor of warehouseman, landlords, carriers, mechanics, materialmen, laborers, employees or suppliers, incurred in the ordinary course of business of the Borrower or Paradyne Canada and not in connection with the borrowing of money, for sums not yet delinquent or which are being contested in good faith and by proper proceedings diligently pursued, provided that a reserve or other appropriate provision, if any, required by GAAP shall have been made therefor on the applicable Financial Statements and a stay of enforcement of any such Lien is in effect;

               (d) Liens in connection with worker's compensation or other unemployment insurance incurred in the ordinary course of the Borrower's or Paradyne Canada's business;

               (e) Liens created by deposits of cash to secure performance of bids, tenders, leases (to the extent permitted under this Agreement), or trade contracts, incurred in the ordinary course of business of the Borrower or Paradyne Canada and not in connection with the borrowing of money;

               (f) Liens arising by reason of cash deposit for surety or appeal bonds in the ordinary course of business of the Borrower or Paradyne Canada;

               (g) Liens of or resulting from any judgment or award, the time for the appeal or petition for rehearing of which has not yet expired, or in respect of which the Borrower or Paradyne Canada is in good faith prosecuting an appeal or preceeding for a review, and in respect of which a stay of execution pending such appeal or proceeding for review has been secured;

               (h) Liens on the Premises: (i) in favor of the Seller and the Partnership; or (ii) which are exceptions to the commitments for title insurance issued in connection with the Liens allowed under clause (i); or
(iii) which are easements, rights of way, zoning and similar covenants and restrictions and similar encumbrances which customarily exist on properties of corporations engaged in similar activities and similarly situated and which in any event do not materially interfere with or impair the use or operation of the Premises by the Borrower or materially interfere with the ordinary conduct of the business of the Borrower; and,

               (j) purchase money security interests and liens of lessors under capital leases to the extent that the security interest or lien only encumbers the asset purchased or leased, and so long as the security interest or lien only secures the purchase price of the asset.

          "Person" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, limited liability company association, corporation, Public Authority, or any other entity.

          "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which the Borrower or an ERISA Affiliate sponsors or maintains or to which the Borrower or an ERISA Affiliate makes, is making, or is obligated to make contributions and includes any Pension Plan.

          "Post-Closing Letter" has the meaning specified in Section 11.1(j).

          "Proceeds" means all products and proceeds of any Collateral, and all proceeds of such proceeds and products, including, without limitation, all cash and credit balances, all payments under any indemnity, warranty, or guaranty payable with respect to any Collateral, all awards for taking by eminent domain, all proceeds of fire or other insurance, and all money and other Property obtained as a result of any claims against third parties or any legal action or proceeding with respect to Collateral.

          "Projections" means the projections delivered to the Lender (i) of the annual financial condition, results of operations, and cash flow of the Borrower and its Subsidiaries on a consolidated basis for the three and one-half (3.5) year period ending December 31, 1999, and (ii) of the quarterly financial condition, results of operations, and cash flow of the Borrower and its Subsidiaries on a consolidated basis for the twelve (12) month period ending June 30, 1997.

          "Premises" means the land identified by addresses on Schedule 9.13 together with all buildings, improvements, and fixtures thereon and all tenements, hereditament, and appurtenances belonging or in any way appertaining thereto, and which constitutes all of the real property in which the Borrower or Paradyne Canada has any interests on the Closing Date.

          "Premisys Communications Contract" means that certain OEM Agreement #LGSC103DS among the Borrower, Premisys Communications, Inc. and Premisys Communications Holding, Inc., dated as of December 4, 1992, as amended from time to time, as permitted under Section 7.13.

          "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

          "Proprietary Rights" means all of the Borrower's now owned and hereafter arising or acquired: licenses, franchises, permits, patents, patent rights, copyrights, works which are the subject matter of copyrights, trademarks, trade names, trade styles, patent and trademark applications and licenses and rights thereunder, including without limitation those patents, trademarks and copyrights set forth on Schedule 9.14, and all other rights under any of the foregoing, all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing, and all rights to sue for past, present, and future infringement of any of the foregoing; inventions, trade secrets, formulae, processes, compounds, drawings, designs, blueprints, surveys, reports, manuals, and operating standards; goodwill; customer and other lists in whatever form maintained; and trade secret rights, copyright rights, rights in works of authorship, and contract rights relating to computer software programs, in whatever form created or maintained.

          "Public Authority" means the government of any country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or any department, agency, public corporation or other instrumentality of any of the foregoing.

          "Receivables" means all of the Borrower's now owned and hereafter arising or acquired: Accounts (whether or not earned by performance), including Accounts owed to the Borrower by any of its Subsidiaries or Affiliates, together with all interest, late charges, penalties, collection fees, and other sums which shall be due and payable in connection with any Account; proceeds of any letters of credit naming the Borrower as beneficiary; contract rights, chattel paper, instruments, documents, general intangibles (including without limitation choses in action, causes of action, tax refunds, tax refund claims, and Reversions and other amounts payable to the Borrower from or with respect to any Plan) and all forms of obligations owing to the Borrower (including, without limitation, in respect of loans, advances, and extensions of credit by the Borrower to its Subsidiaries and Affiliates); guarantees and other security for any of the foregoing; goods represented by or the sale, lease or delivery of which gave rise to any of the foregoing; merchandise returned to or repossessed by the Borrower and rights of stoppage in transit, replevin, and reclamation; and other rights or remedies of an unpaid vendor, lienor, or secured party.

          "Reference Rate" means the rate of interest publicly announced from time to time by the Bank as its reference rate. It is a rate set by the Bank based upon various factors including the Bank's costs and desired return, general economic conditions, and other factors, and is used as a reference point for pricing some loans. However, the Bank may price loans at, above, or below such announced rate. Any changes in the Reference Rate shall take effect on the day specified in the public announcement of such change.

          "Release" means a release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration of a Contaminant into the indoor or outdoor environment or into or out of any real estate or other property, including the movement of Contaminants through or in the air, soil, surface water, groundwater or real estate or other property.

          "RentalCo" means Rental Acquisition Corp., a Delaware corporation and a wholly-owned Subsidiary of the Partnership.

          "RentalCo Guaranty" means that certain Guaranty (RentalCo Note) dated as of July 31, 1996 between the Borrower and the Seller, without regard to any subsequent amendment or modification of such Guaranty.

          "Reportable Event" means, any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

          "Requirement of Law" means any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Public Authority.

          "Reserve Calculation Amount" means, as of the end of each month, an amount equal to the sum of:

               (a) the Net Amount of Eligible Accounts as of such date multiplied by the percentage, if any, by which the actual dilution of all Accounts over the previous twelve (12) month period exceeds ten percent (10%); and

               (b) an amount equal to eighty percent (80%) of the Non-Standard Foreign Accounts as of such date; and

               (c) an amount equal to twenty percent (20%) of the value of Eligible Inventory as of such date.

          "Restricted Investment" means any acquisition of Property by the Borrower or Paradyne Canada in exchange for cash or other Property, whether in the form of an acquisition of stock, debt security, or other indebtedness or obligation, or the purchase or acquisition of any other Property, or a loan, advance, capital contribution, or subscription, except acquisitions of the following: (a) fixed assets to be used in the business of the Borrower or Paradyne Canada; (b) current assets arising from the sale or lease of goods or rendition of services in the ordinary course of business of the Borrower or Paradyne Canada; (c) direct obligations of the United States of America, or any agency thereof, or obligations guaranteed by the United States of America, provided that such obligations mature within one year from the date of acquisition, bankers acceptances, Eurodollar bank deposits, or overnight bank deposits, in each case issued by, created by, or with a bank or trust company organized under the laws of the United States or any state thereof having capital and surplus aggregating at least $100,000,000; (e) commercial paper rated at least A-1 by Standard & Poor's Corporation or at least P-1 by Moody's Investment Service, Inc. and maturing not more than 90 days from the date of creation thereof; (f) transactions with Affiliates permitted by Section 10.13;
(g) the Borrower's ownership of any Subsidiary as of the date hereof or as permitted under Section 10.17; (h) any transfers of Property by Paradyne Canada to the borrower; and (i) the Borrower's capital outlays with respect to vendor lease contracts (x) from the Closing Date to the end of the Fiscal Year ending December 31, 1996 not to exceed $3,000,000, and (y) for each of the following Fiscal Years not to exceed $5,000,000.

          "Reversions" means any funds which may become due to the Borrower in connection with the termination of any Plan or other employee benefit plan.

          "Revolving Loans" has the meaning specified in Section 2.2.

          "Security Interest" means collectively the Liens granted to the Lender in the Collateral pursuant to this Agreement, the other Loan Documents, or any other agreement or instrument.

          "Seller" means Lucent Technologies Inc., a Delaware corporation.

          "Solvent" shall mean when used with respect to any Person that: (a) the fair value of all its Property is in excess of the total amount of its debts (including contingent liabilities); (b) it is able to pay its debts as they mature; (c) it does not have unreasonably small capital for the business in which it is engaged or for any business or transaction in which it is about to engage, and (d) it is not "insolvent" as such term is defined in Section 101(32) of the Bankruptcy Code.

          "Stated Termination Date" means January 31, 2000.

          "Subsidiary" of a Person means any corporation, partnership, joint venture or other business entity of which more than 50% of the voting stock or other equity interests (in the case of Person other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Borrower.

          "Supply Agreement" means that certain Supply Agreement dated as of July 31, 1996 among the Borrower, the Seller, and CapCo.

          "Taxes" means any and all present or future taxes, assessments, levies, imposts, impositions, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of the Lender, such taxes, (including income taxes or franchise taxes) as are imposed on or measured by the Lender's net income by the jurisdiction (or any political subdivision thereof) under the laws of which the Lender is organized or maintains a lending office.

          "Total Facility" has the meaning specified in Section 2.1.

          "TPG" means TPG Partners, L.P., a Delaware limited partnership.

          "UCC" means the Uniform Commercial Code (or any successor statue) of the State of California or of any other state the laws of which are required by
Section 9-103 thereof to be applied in connection with the issue of perfection of security interests.

          "Unused Line Fee" has the meaning specified in Section 3.3.

          "Voting Pricing Letter" means that certain letter agreement for the benefit of the Borrower dated as of July 31, 1996 between Borrower and the Seller.

     1.1 Accounting Terms. Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations hereunder shall be computed, unless otherwise specifically provided herein, in accordance with GAAP as consistently applied and using the same method for inventory valuation as used in the preparation of the Financial Statements.

     1.3 Other Terms. All other undefined terms contained in this Agreement shall, unless the context indicates otherwise, have the meanings provided for by the UCC to the extent the same are used or defined therein. Wherever appropriate in the context, terms used herein in the singular also include the plural, and vice versa, and each masculine, feminine, or neuter pronoun shall also include the other genders.

     1.4 Other Interpretive Provisions.

         (a) The words "hereof," "herein," "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and Subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

         (b)   (i)    The term "documents" includes any and all instruments,
documents, agreements, certificates, indentures, notices and other writings, however evidenced.

               (ii) The term "including" is not limiting and means "including without limitation."

               (iii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including," the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including."

         (c) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

         (d) The captions contained in this Agrement are for convenience only, are without substantive meaning and should not be construed to modify, enlarge, or restrict any provision.

         (e) This Agrement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

         (f) This Agrement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Borrower and the Lender, and are the products of all parties. Accordingly, they shall not be construed against the Lender merely because of the Lender's involvement in their preparation.

         (g) This Agreement is subject to the terms of the Intercreditor Agreement, which agreement is incorporated herein by reference.

     2.  LOANS AND LETTERS OF CREDIT.

         2.1   Total Facility.   Subject to all of the terms and conditions of
this Agrement, the Lender shall make available a total credit facility of up to $45,000,000 (the "Total Facility") for Borrower's use from time to time during the term of this Agreement. The

Total Facility shall be comprised of a revolving line of credit up to the limits of the Availability, consisting of revolving loans and letters of credit as described in Sections 2.2 and 2.3.

          2.2     Revolving Loans.

                  (a) The Lender shall, upon the Borrower's request from time to time, make revolving loans (the "Revolving Loans") to the Borrower up to the limits of the Availability. The Lender, in its discretion, may elect to exceed the limits of the Availability on one or more occasions, but if it does so, the Lender shall not be deemed thereby to have changed the limits of the Availability or to be obligated to exceed the limits of the Availability on any other occasion. If the unpaid balance of the Revolving Loans exceeds the Availability (determined for this purpose as if the amount of the Revolving Loans were zero), then the Lender may refuse to make or otherwise restrict Revolving Loans on such terms as the Lender determines until such excess has been eliminated. The Borrower may request Revolving Loans either telephonically or in writing. Each oral request for a Revolving Loan shall be conclusively presumed to be made by a person authorized by the Borrower to do so and the crediting of a Revolving Loan to the Borrower's deposit account, or transmittal to such Person as the Borrower shall direct, shall conclusively establish the obligation of the Borrower to repay such Revolving Loan as provided herein. The Lender will charge all Revolving Loans and other Obligations to a loan account of the Borrower maintained with the Lender. All fees, commissions, costs, expenses, and other charges under or pursuant to the Loan Documents, and all payments made and out-of-pocket expenses incurred by the Lender pursuant to the Loan Documents, will be charged as Revolving Loans to the Borrower's loan account as of the date due from the Borrower or the date paid or incurred by the Lender, as the case may be.

                  (b)   Procedure for Borrowing.

                        (i) Each Borrowing shall be made upon the Borrowers' irrevocable written notice delivered to the Lender in the form of a Notice of Borrowing together with a Borrowing Base Certificate reflecting sufficient Availability (which must be received by the Lender no later than 11:00 a.m. on the requested Funding Date or on such other periodic basis as Lender may agree), specifying:

                              (A)   the amount of the Borrowing; and

                              (B)   the requested Funding Date, which shall be
a Business Day.

                        (ii) In lieu of delivering the above-described Notice of Borrowing and Borrowing Base Certificate the Borrower may give the Lender telephonic notice of such request and of sufficient Availability by the required time, with such telephonic notice to be confirmed in writing within 24 hours of the giving of such notice but Lender shall be entitled to rely on the telephonic notice in making the requested Revolving Loans.

               (c) Reliance upon Authority. On or prior to the Closing Date and thereafter prior to any change with respect to any of the information contained therein, the Borrower shall deliver to the Lender a writing setting forth the names of the officers authorized to request Revolving Loans on behalf of the Borrower, and shall provide the Lender with a specimen signature of each such officer. The Lender shall be entitled to rely conclusively on such officer's authority to request Revolving Loans on behalf of the Borrower, until the Lender receives written notice to the contrary. The Lender shall have no duty to verify the identity of any individual representing him or herself as one of the officers authorized by the Borrower to make such requests on its behalf.

               (d) No Liability. The Lender shall not incur any liability to the Borrower as a result of acting upon any notice referred to in Section 2.2(b) and (c), which notice the Lender believes in good faith to have been given by an officer duly authorized by the Borrower to request Revolving Loans on its behalf or for otherwise acting in good faith under this Section 2, and the crediting of Revolving Loans to the Borrower's deposit account, or transmittal to such Person as the Borrower shall direct, shall conclusively establish the obligation of the Borrower to repay such Revolving Loans as provided herein.

               (e) Notice Irrevocable. Any Notice of Borrowing (or telephonic notice in lieu thereof) made pursuant to Section 2.2(b) shall be irrevocable and the Borrower shall be bound to borrow the funds requested therein in accordance therewith.

          2.3  Letters of Credit.

               (a) Subject to the terms and conditions of this Agreement, the Lender shall, upon the Borrower's request from time to time, cause merchandise or standby letters of credit to be issued for the Borrower's account (the "Letters of Credit"). The Lender shall not have any obligation to take steps to cause to be issued any Letter of Credit if: (i) the maximum face amount of the requested Letter of Credit, plus the aggregate undrawn face amount of all outstanding Letters of Credit, would exceed $5,000,000; (ii) the maximum face amount of the requested Letter of Credit, and all commissions, fees, and charges due from Borrower to Lender in connection with the opening thereof, would cause the Availability to be exceeded at such time; or (iii) the expiration date of the Letter of Credit would be later than thirty (30) days prior to the Stated Termination Date or any renewal term or be more than twelve (12) months from the date of issuance. All payments made and expenses incurred by the Lender pursuant to or in connection with the Letters of Credit will be charged to the Borrower's loan account as Revolving Loans.

               (b) Other Conditions. In addition to being subject to the satisfaction of the applicable conditions precedent contained in Section 11, the obligation of the Lender to cause to be issued any Letter of Credit is subject to the following conditions precedent having been satisfied in a manner satisfactory to the Lender:

                    (1) The Borrower shall have delivered to the proposed issuer of such Letter of Credit, at such times and in such manner as such proposed issuer may prescribe, an application in form and substance satisfactory to such proposed issuer and the Lender for the issuance of the Letter of Credit and such other documents as may be required pursuant to the terms thereof, and the form and terms of the proposed Letter of Credit shall be satisfactory to the Lender and such proposed issuer; and

                    (2) As of the date of issuance, no order or any court, arbitrator or Public Authority shall purport by its terms to enjoin or restrain money center banks generally from issuing letters of credit of the type and in the amount of the proposed Letter of Credit, and no law, rule or regulation applicable to money center banks generally and no request or directive (whether or not having the force of law) from any Public Authority with jurisdiction over money center banks generally shall prohibit, or request that the proposed issuer of such Letter of Credit refrain from, the issuance of letters of credit generally or the issuance of such Letters of Credit.

               (c)  Issuance of Letters of Credit

                    (1) Request for Issuance. The Borrower shall give the Lender three (3) Business Days' prior written notice of the Borrower's request for the issuance of a Letter of Credit. Such notice shall be irrevocable and shall specify the original face amount of the Letter of Credit requested, the effective date (which date shall be a Business Day) of issuance of such requested Letter of Credit, whether such Letter of Credit may be drawn in a single or in partial draws, the date on which such requested Letter of Credit is to expire (which date shall be a Business Day), the purpose for which such Letter of Credit is to be issued, and the beneficiary of the requested Letter of Credit. The Borrower shall attach to such notice the proposed form of the Letter of Credit that the Lender is requested to cause to be issued.

                    (2) No Extensions or Amendment. The Lender shall not be obligated to cause any Letter of Credit to be extended or amended unless the requirements of this Section 2.3 are met as though a new Letter of Credit were being requested and issued.

               (d)  Payments Pursuant to Letters of Credit.

                    (1) Payment of Letter of Credit Obligations. The Borrower agrees to reimburse the issuer for any draw under any Letter of Credit immediately upon demand, and to pay the issuer of the Letter of Credit the amount of all other obligations and other amounts payable to such issuer under or in connection with any Letter of Credit immediately when due, irrespective of any claim, setoff, defense or other right which the Borrower may have at any time against such issuer or any other Person.

                    (2) Revolving Loans to Satisfy Reimbursement Obligations. In the event that the issuer of any Letter of Credit honors a draw under such Letter of Credit and the Borrower shall not have repaid such amount to the issuer of such Letter of Credit pursuant to Section 2.3(d)(1), the Lender shall pay the issuer and such amount when paid shall constitute a Revolving Loan which shall be deemed to have been requested by the Borrower.

               (e)  Compensation for Letters of Credit.

                    (1) Letter of Credit Fee. The Borrower agrees to pay to the Lender with respect to each Letter of Credit, the Letter of Credit Fee specified in, and in accordance with the terms of, Section 3.5.

                    (2) Issuer Fees and Charges. The Borrower shall pay to the issuer of any Letter of Credit, or to the Lender, for the account of the issuer of any such Letter of Credit, solely for such issuer's account, such fees and other charges as are charged by such issuer for letters of credit issued by it, including, without limitation, its standard fees for issuing, administering, amending, renewing, paying and canceling letters of credit and all other fees associated with issuing or servicing letters of credit, as and when assessed.

               (f)  Indemnification: Exoneration: Power of Attorney

                    (1) Indemnification. In addition to amounts payable as elsewhere provided in this Section 2.3, the Borrower hereby agrees to protect, indemnify, pay and save the Lender harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) which the Lender may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit or the provision of any credit support or enhancement in connection therewith. The agreement in this Section 2.3(f)(1) shall survive payments of all Obligations.

                    (2) Assumption of Risk by the Borrower. As among the Borrower and the Lender, the Borrower assumes all risks of the acts and omissions of, or misuse of any of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Lender shall not be responsible for: (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any Person in connection with the application for and issuance of and presentation of drafts with respect to any of the Letters of Credit, even if it should prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason;
(C) the failure of the beneficiary of any Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit; (D) errors, omissions, interruptions, or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order make a drawing under any Letter of Credit or of the proceeds thereof; (G) the misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (H) any consequences arising from causes beyond the control of the Lender, including, without limitation, any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Public Authority. None of the foregoing shall affect, impair or prevent the vesting of any rights or powers of the Lender under this Section 2.3.

                    (3) Exoneration. In furtherance and extension, and not in limitation, of the specific provisions set forth above, any action taken or omitted by the Lender under or in connection with any of the Letters of Credit or any related certificates, if taken or omitted in the absence of gross negligence or willful misconduct, shall not put the Lender under any resulting liability to the Borrower or relieve the Borrower of any of its obligations hereunder to any such Person.

                    (4) Power of Attorney. In connection with all Inventory financed by Letters of Credit, the Borrower hereby appoints the Lender, or the Lender's designee, as its attorney, with full power and authority: (a) to sign and/or endorse the Borrower's name upon any warehouse or other receipts; (b) to sign the Borrower's name on bills of lading and other negotiable and non-negotiable documents; (c) to clear Inventory through customs in the Lender's or the Borrower's name, and to sign and deliver to customs officials powers of attorney in the Borrower's name for such purpose; (d) to complete in the Borrower's or the Lender's name, any order, sale, or transaction, obtain the necessary documents in connection therewith, and collect the proceeds thereof; and (e) to do such other acts and things as are necessary in order to enable the Lender to obtain possession of the Inventory and to obtain payment of the Obligations. Neither the Lender nor its designee, as the Borrower's attorney, will be liable for any acts or omissions, nor for any error of judgment or mistakes of fact or law. This power, being coupled with an interest, is irrevocable until all Obligations have been paid and satisfied.

                    (5) Account Party. The Borrower hereby authorizes and directs any issuer of a Letter of Credit to name the Borrower as the "Account Party" therein and to deliver to the Lender all instruments, documents and other writings and property received by the issuer pursuant to the Letter of Credit, and to accept and rely upon the Lender's instructions and agreements with respect to all matters arising in connection with the Letter of Credit or the application therefor.

                    (6) Control of Inventory. In connection with all Inventory financed by Letters of Credit, the Borrower will, at the Lender's request, instruct all suppliers, carriers, forwarders, warehouses or others receiving or holding cash, checks, Inventory, documents or instruments in which the Lender holds a security interest to deliver them to the Lender and/or subject to the Lender's order, and if they shall come into the Borrower's possession, to deliver them, upon request, to the Lender in their original form. The Borrower shall also, at the Lender's request, designate the Lender as the consignee on all bills of lading and other negotiable and non-negotiable documents.

              (g) Supporting Letter of Credit: Cash Collateral. If, notwithstanding the provisions of this Section 2.3 and Section 14 any Letter of Credit is outstanding upon the termination of this Agreement, then upon such termination the Borrower shall deposit with the Lender, at its discretion, with respect to each Letter of Credit then outstanding, either (A) a standby letter of credit (a "Supporting Letter of Credit") in form and substance satisfactory to the Lender, issued by an issuer satisfactory to the lender in an amount equal to the greatest amount for which such Letter of Credit may be drawn, under which Supporting Letter of Credit the Lender is entitled to draw amounts necessary to reimburse the Lender for payments made by the Lender under such Letter of Credit or under any credit support or enhancement provided through the Lender with respect thereto, or (B) cash in amounts necessary to reimburse the lender for payments made by the Lender under such Letter of Credit or under any credit support or enhancement provided through the Lender. Such Supporting Letter of Credit or deposit of cash shall be held by the Lender, as security for, and to provide for the payment of, the aggregate undrawn amount of such Letters of Credit remaining outstanding.

         2.4 Automated Clearing House Transfers and Overdrafts. The Borrower may request and the Lender may, in its sole and absolute discretion, arrange for the Borrower to obtain from the Bank ACH Transactions. The Borrower agrees to indemnify and hold the Lender harmless from all losses, liabilities, costs, expenses and claims incurred by the Lender arising from or related to such ACH Transactions. The Borrower acknowledges and agrees that the obtaining of ACH Transactions from the Bank (a) is in the sole and absolute discretion of the Bank, (b) is subject to all rules and regulations of the Bank; and (c) is due to the Bank relying on the indemnity of the Lender to the Bank with respect to all risks of loss associated with the ACH Transactions.

         2.5 Purpose. The proceeds of all Revolving Loans shall be utilized by the Borrower solely for the purposes of funding the Borrower's or Paradyne Canada's working capital and general corporate needs and paying expenses in connection with the closing of the Acquisition Agreement. Proceeds of Revolving Loans shall not under any circumstances be utilized by the Borrower to finance the acquisition under the Acquisition Agreement.

     3.  INTEREST AND OTHER CHARGES

         3.1 Interest

             (a) All Obligations shall bear interest on the unpaid principal amount thereof from the date made until paid in full in cash at a rate determined by reference to the Reference Rate, but not to exceed the Maximum Rate. Except as otherwise provided herein, the Obligations shall bear interest as follows:

                  (i) From the Closing Date through and including the first Anniversary Date, at a fluctuating per annum rate equal to the Reference Rate plus one percent (1.0%); and

                  (ii) Following the first Anniversary Date:

                       a) during any Quarterly Interest Period (as defined below) where the Borrower's Fixed Charge Coverage Ratio for the previous fiscal quarter was equal to or less than 1.25:1.00, at fluctuating per annum rate equal to the Reference Rate plus one percent (1.0%); or

                       b) during Quarterly Interest Period where the Borrower's Fixed Charge Coverage Ratio for the previous fiscal quarter exceeded 1.25:1.00 but was less than or equal to 1.50:1.00, at a fluctuating per annum rate equal to the Reference Rate plus one-half percent (0.50%); or

                         c) during any Quarterly Interest Period where the Borrower's Fixed Charge Coverage Ratio for the previous fiscal quarter exceeded 1.50:1.00, at a fluctuating per annum rate equal to the Reference Rate.

Any change to the interest rate in accordance with this Section 3.1(a) shall be effective on the first day of the month immediately following delivery to the Lender pursuant to Section 8.2(b) of the financial statements and certificate setting forth the calculation of the Borrower's Fixed Charge Coverage Ratio for the previous fiscal quarter and shall continue until the last day of the month immediately following the end of the fiscal quarter in which such financial statements and certificate are delivered to the Lender (a "Quarterly Interest Period"). Notwithstanding the foregoing, in the event that the Borrower fails to deliver the financial statements and certificate in a timely fashion in accordance with Section 8.2(b), then the interest rate for the Quarterly Interest Period following such failure shall be equal to the Reference Rate plus one percent (1.0%) until such rate shall be changed for future Quarterly Interest Periods as set forth in the previous sentence. Each change in the Reference Rate shall be reflected in the interest rate described above as of the effective date of such change. All interest charges shall be computed on the basis of a year of three hundred sixty (360) days and actual days elapsed. All interest shall be payable to Lender on the first day of each month hereafter.

               (b) Upon the declaration of an Event of Default, then, from the date of such declaration until such Event of Default is cured, or if not cured until all Obligations are paid and performed in full, the Borrower will pay interest on the unpaid principal balances of the Revolving Loans at a per annum rate two percent (2.0%) greater than the rate of interest otherwise specified herein, and the Letter of Credit Fee shall be two percent (2.0%) per annum greater than the otherwise payable Letter of Credit Fee.

          3.2 Maximum Interest Rate. In no event shall any interest rate provided for hereunder exceed the maximum rate permissible for corporate borrowers under applicable law for loans of the type provided for hereunder (the "Maximum Rate"). If, in any month, any interest rate, absent such limitation, would have exceeded the Maximum Rate, then the interest rate for that month shall be the Maximum Rate, and, if in future months, that interest rate would otherwise be less than the Maximum Rate, then that interest rate shall remain at the Maximum Rate until such time as the amount of interest paid hereunder equals the amount of interest which would have been paid if the same had not been limited by the Maximum Rate. In the event that, upon payment in full of the Obligations under this Agreement, the total amount of interest paid or accrued under the terms of this Agreement is less than the total amount of interest which would, but for this Section 3.2, have been paid or accrued if the interest rates otherwise set forth in this Agreement had at all times been in effect, then the Borrower shall, to the extent permitted by applicable law, pay the Lender, an amount equal to the difference between (a) the lesser of (i) the amount of interest which would have been charged if the Maximum Rate had, at all times, been in effect or (ii) the amount of interest which would have accrued had the interest rates otherwise set forth in this Agreement, at all times, been in effect and (b) the amount of interest actually paid or accrued under this Agreement. In the event that a court determines that the Lender has received interest and other charges hereunder in excess of the Maximum Rate, such excess shall be deemed received on account of, and shall automatically be applied to reduce, the

Obligations other than interest, in the inverse order of maturity, and if there are no Obligations outstanding, the Lender shall refund to the Borrower such excess.

          3.3 Unused Line Fee. For every month during the term of this Agreement, the Borrower shall pay the Lender a fee (the "Unused Line Fee") in an amount equal to: (i) during any month that the amount determined under (y) below is equal to or greater than $15,000,000, three-eights percent (0.375%) per annum, or (ii) during any month that the amount determined under (y) below is less than $15,000,000, one-half percent (0.50%) per annum, multiplied by the average daily amount by which (x) $45,000,000 exceeded (y) the sum of (a) the average daily outstanding amount of Revolving Loans and (b) the average daily undrawn face amount of all outstanding Letters of Credit during such month, with the unpaid balance of Revolving Loans calculated for this purpose by applying payments immediately upon receipt. The Unused Line Fee, if any, shall be calculated on the basis of a year of three hundred sixty (360) days and actual days elapsed, and shall be payable to the Lender on the first day of each month with respect to the prior month.

          3.4 Closing Fee. The Borrower shall pay the Lender on the Closing Date a closing fee in the amount of $487,500 (the "Closing Fee"). The Lender and the Borrower agree that the Closing Fee shall be financed by the Lender as a Revolving Loan.

          3.5 Letter of Credit Fee. The Borrower shall pay the Lender a fee (the "Letter of Credit Fee") equal to (a) one and one-half percent (1.50%) per annum of the face amount of each standby Letter of Credit issued for the account of Borrower, or (b) three-quarter percent (0.75%) per annum of the face amount of each merchandise Letter of Credit issued for the account of Borrower, plus all out-of-pocket costs, fees and expenses incurred by the Lender in connection with the application for, issuance of, or amendment to any Letter of Credit, which costs, fees and expenses could include a "fronting fee" required to be paid by the Lenders to such issuer for the assumption of the settlement risk in connection with the issuance of such Letter of Credit. The Letter of Credit Fee shall be payable monthly in arrears on the first day of each month following any month in which a Letter of Credit was issued and/or in which a Letter of Credit remains outstanding, shall be computed on the basis of a 360-day year for the actual number of days elapsed, and shall be increased as provided in Section 3.1(b).

     4.   PAYMENTS AND PREPAYMENTS.

          4.1 Revolving Loans. The Borrower shall repay the outstanding principal balance of the Revolving Loans, plus all accrued but unpaid interest thereon, upon the termination of this Agreement for any reason. In addition, and without limiting the generality of the foregoing, the Borrower shall pay to the Lender, on demand, the amount by which the unpaid principal balance of the Revolving Loans at any time exceeds the Availability at such time (determined for this purpose as if the amount of the Revolving Loans were zero).

          4.2 Place and Form of Payments; Extension of Time Extension of Time. All payments of principal, interest, premium, and other sums due to the Lender shall be made at the Lender's address set forth in Section 15.11. Except for Proceeds received directly by the Lender, all such payments shall be made in immediately available funds. If any payment of principal, interest, premium, or other sum to be made hereunder becomes due and payable on a day other than a Business Day, the due date of such payment shall be extended to the next succeeding Business Day and interest thereon shall be payable at the applicable interest rate during such extension.

          4.3 Application and Reversal of Payments. The Lender shall determine in its sole discretion the order and manner in which Proceeds of Collateral and other payments that the Lender receives are applied to the Revolving Loans, interest thereon, and the other Obligations, and the Borrower hereby irrevocably waives the right to direct the application of any payment or Proceeds. The Lender shall have the continuing and exclusive right to apply and reverse and reapply any and all such Proceeds and payments to any portion of the Obligations.


          4.4 Indemnity for Returned Payments. If after receipt of any payment which is applied to the payment of all or any part of the Obligations, the Lender is for any reason compelled to surrender such payment to any Person because such payment is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason, then: the Obligations or part thereof intended to be satisfied shall be revived and continue and this Agreement shall continue in full force as if such payment had not been received by the Lender and the Borrower shall be liable to pay to the Lender and hereby does indemnify the Lender and hold the Lender harmless for the amount of such payment surrendered. The provisions of this Section 4.4 shall be and remain effective notwithstanding any contrary action which may have been taken by the Lender in reliance upon such payment, and any such contrary action so taken shall be without prejudice to the Lender's rights under this Agreement and shall be deemed to have been conditioned upon such payment having become final and irrevocable. The provisions of this Section 4.4 shall survive the termination of this Agreement.

     5.   LENDER'S BOOKS AND RECORDS; MONTHLY STATEMENTS.

          The Borrower agrees that the Lender's books and records showing the Obligations and the transactions pursuant to this Agreement and the other Loan Documents shall be admissible in any action or proceeding arising therefrom, and shall constitute prima facie proof thereof, irrespective of whether any Obligation is also evidenced by a promissory note or other instrument. The Lender will provide to the Borrower a monthly statement of Revolving Loans, payments, and other transactions pursuant to this Agreement. Such statement shall be deemed correct, accurate, and binding on the Borrower and as an account stated (except for reversals and reapplications of payments made as provided in Section 4.3 and corrections of errors discovered by the Lender), unless the Borrower notifies the Lender in writing to the contrary within thirty (30) days after such statement is rendered. In the event a timely written notice of objections is given by the Borrower, only the items to which exception is expressly made will be considered to be disputed by the Borrower.

     6.   TAXES; YIELD PROTECTION.

          6.1  Taxes.


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
               (a) Any and all payments by the Borrower to the Lender under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for any Taxes. In addition, the Borrower shall pay all Other Taxes.

               (b) The Borrower agrees to indemnify and hold harmless the Lender for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by the Lender and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date the Lender makes written demand therefor.

               (c) If the Borrower shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to Lender, then:

                    (i) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) the Lender receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

                    (ii) the Borrower shall make such deductions and withholdings;

                    (iii) the Borrower shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

                    (iv) the Borrower shall also pay to the Lender at the time interest is paid, all additional amounts which the Lender specifies as necessary to preserve the after-tax yield the Lender would have received if such Taxes or Other Taxes had not been imposed.

               (d) Within 30 days after the date of any payment by the Borrower of Taxes or Other Taxes, the Borrower shall furnish the Lender the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Lender.

          6.2 INCREASED COSTS AND REDUCTION OF RETURN. If the Lender shall have determined that (i) the introduction of any new Capital Adequacy Regulation, (ii) any change in any existing Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any existing Capital Adequacy Regulation by Public Authority charged with the interpretation or administration thereof, or (iv) compliance by the Lender or any corporation controlling the Lender with any Capital Adequacy Regulation, affects or would affect the amount of capital, reserves, or special deposits required to expected to be maintained by the Lender or any corporation controlling the Lender and (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy and such Lender's desired return on capital) determines that the amount of such capital, reserves, or special deposits is increased as a consequence of its loans, credits or obligations under this Agreement, then, upon demand of the Lender of the Borrower shall pay to the Lender, from time to time as specified by the Lender, additional amounts sufficient to compensate the Lender for such increase. Notwithstanding the foregoing, all such amounts shall be subject to the provisions of Section 3.2.

         6.3  Survival. The agreements and obligations of the Borrower in this
Section 6 shall survive the payment of all other Obligations.

     7.  COLLATERAL.

         7.1  Grant of Security Interest.

              (a) As security for the Obligations, the Borrower hereby grants to the Lender a continuing security interest in, lien on, and assignment of all Property (other than the Excluded Property) in which the Borrower now or hereafter has rights, including, without limitation: (i) all Receivables, Inventory, Equipment, Assigned Contracts, Proprietary Rights and Proceeds, wherever located and whether now existing or hereafter arising or acquired;
(ii) all moneys, securities and other property and the Proceeds thereof, now or hereafter held or received by, or in transit to, the Lender from or for the Borrower, whether for safekeeping, pledge, custody, transmission, collection or otherwise, including, without limitation, all of the Borrower's deposit accounts, credits, and balances with the Lender and all claims of the Borrower against the Lender at any time existing; (iii) all of Borrower's deposit accounts with any financial institutions with which Borrower maintains deposits; and (iv) all books, records and other Property relating to or referring to any of the foregoing, including, without limitation, all books, records, ledger cards, data processing records, computer software and other property and general intangibles at any time evidencing or relating to the Receivables, Inventory, Equipment, Assigned Contracts, Proprietary Rights, Proceeds, and other property referred to above (all of the foregoing, together with all other Property in which the Lender may at any time be granted a Lien being herein collectively referred to as the "Collateral"). The Lender shall have all of the rights of a secured party with respect to the Collateral under the UCC and other applicable laws.

              (b) All Obligations shall constitute a single loan secured by the Collateral. The Lender may, in its sole discretion, (i) exchange, waive, or release any of the Collateral, (ii) apply Collateral and direct the order or manner of sale thereof as the Lender may determine, and (iii) settle, compromise, collect, or otherwise liquidate and Collateral in any manner, all without affecting the Obligations of the Lender's right to take any other action with respect to any other Collateral.

         7.2 Perfection and Protection of Security Interest. The Borrower shall, at its expense, and shall cause Paradyne Canada to, at the Borrower's expense, perform all steps requested by the Lender at any time to perfect, maintain, protect, and enforce the Security Interest and the Canadian Security Interest, including, without limitation: (a) executing and recording of the Patent and Trademark Assignments and, upon any acquisition by Paradyne Canada of any patents, trademarks or copyrights, the Canadian Patent and Trademark Assignments, and executing and filing financing or continuation statements, and amendments thereof, in form and substance satisfactory to the Lender; (b) delivering to the Lender the originals of all instruments, documents, and chattel paper, and all other Collateral of which the Lender determines it should have physical possession in order to perfect and protect the Security Interest therein, duly endorsed or assigned to the Lender without restriction; (c) delivering to the Lender warehouse receipts covering any portion of the Collateral located in warehouses and for which warehouse receipts are issued; (d) following the occurrence of an Event of Default, transferring Inventory to warehouses designated by the Lender; (e) placing notations on the Borrower's and Paradyne Canada's books of account to disclose the Security Interest and the Canadian Security Interest;
(f) executing and delivering to the Lender a security agreement relating to the Reversions in form and substance satisfactory to the Lender; (g) delivering to the Lender all letters of credit on which the Borrower or Paradyne Canada is named beneficiary; and (h) taking such other steps as are deemed necessary by the Lender to maintain the Security Interest and the Canadian Security Interest. To the extent permitted by applicable law, the Lender may file, without the Borrower's signature, one or more financing statements disclosing the Security Interest. The Borrower agrees that a carbon, photographic, photostatic, or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement. If any Collateral is at any time in the possession or control of any warehouseman, bailee or any of the Borrower's or Paradyne Canada's agents or processors, then the Borrower shall notify the Lender thereof and shall notify such Person of the Security Interest in such Collateral and, upon the Lender's request, instruct such Person to hold all such Collateral for the Lender's account subject to the Lender's instructions. If at any time any Collateral having a value in excess of $100,000 in the aggregate is located on any Premises that are not owned by the Borrower, then the Borrower shall obtain written waivers, in form and substance satisfactory to the Lender, of all present and future Liens to which the owner or lessor or any mortgagee of such Premises may be entitled to assert against the Collateral. From time to time, the Borrower shall, upon Lender's request, execute and deliver confirmatory written instruments pledging to the Lender the Collateral, but the Borrower's failure to do so shall not affect or limit the Security Interest or the Lender's other rights in and to the Collateral. So long as this Agreement is in effect and until all Obligations have been fully satisfied, the Security Interest shall continue in full force and effect in all Collateral (whether or not deemed eligible for the purpose of calculating the Availability or as the basis for any advance, loan, extension of credit, or other financial accommodation).

          7.3 Location of Collateral. The Borrower represents and warrants to the Lender that:

               (a) Schedule 7.3 hereto is a correct and complete list of each of the Borrower's and Paradyne Canada's chief executive offices, the location of the Borrower's and Paradyne Canada's respective books and records, the locations of the Collateral and the Canadian Collateral, and the locations of all of its other places of business, and

               (b) Schedule 7.3 correctly identifies any of such facilities and locations that are not owned by the Borrower or Paradyne Canada and sets forth the names of the owners and lessors or sub-lessors of, and, to the best of the Borrower's knowledge, the holders of any mortgages on, such facilities and locations. The Borrower covenants and agrees that neither it nor Paradyne Canada will maintain any Collateral having a value in excess of $100,000 in the aggregate or Canadian Collateral having a value in excess of $100,000 in the aggregate at any location other than those listed on Schedule 7.3, and neither it nor Paradyne Canada will otherwise change or add to any of such locations, unless the Borrower gives the Lender at least 30 days' prior written notice thereof and the Borrower or Paradyne Canada executes any and all financing statements and other documents that the Lender requests in connection therewith.

          7.4 Title to, Liens on, and Sale and Use of Collateral. The Borrower represents and warrants to the Lender that: (a) all Collateral and Canadian Collateral are and will continue to be owned by the Borrower or Paradyne Canada (as the case may be) free and clear of all Liens whatsoever, except for the Security Interest, the Canadian Security Interest and other Permitted Liens;
(b) neither the Security Interest nor the Canadian Security Interest will be subject to any prior Lien except for the Liens described in (b), (c), (e), (f) and (j) of the definition of Permitted Liens; (c) the Borrower will, and will cause Paradyne Canada to, use, store, and maintain the Collateral and the Canadian Collateral (as the case may be) with all reasonable care and will use the Collateral and the Canadian Collateral (as the case may be) for lawful purposes only; and (d) the Borrower will not, and will not allow Paradyne Canada to, without the Lender's prior written approval, sell, lease, or dispose of or permit the sale or disposition of the Collateral or the Canadian Collateral (as the case may be) or any portion thereof, except for sales of Inventory in the ordinary course of business and as permitted by Section 7.12 or applicable provisions of the Canadian Security Agreement, and except for the granting of licenses with respect to patents, trademarks and copyrights (or amendments thereto) in the ordinary course of business on customary industry terms. The inclusion of Proceeds in the Collateral (or similar term as to the Canadian Collateral) shall not be deemed the Lender's consent to any sale or other disposition of the Collateral (or the Canadian Collateral) except as expressly permitted herein.

          7.5 Appraisals. Whenever a Default or Event of Default exists, and at such other times not more frequently than once a year as the Lender requests, the Borrower shall, and shall cause Paradyne Canada to, at the Borrower's expense and upon the Lender's request, provide the Lender with appraisals or updates thereof, including, without limitation, M&E Appraisals, of any or all of the Collateral and the Canadian Collateral from an appraiser acceptable to the Lender in its sole discretion.

          7.6 Access and Examination. The Lender may at all reasonable times and upon reasonable notice have access to, examine, audit, make extracts from and inspect the Borrower's and Paradyne Canada's records, files, and books of account and the Collateral and may discuss the Borrower's and Paradyne Canada's affairs with the Borrower's or Paradyne Canada's officers and management. The Borrower will deliver, and will cause Paradyne Canada to deliver, to the Lender any instrument necessary for the Lender to obtain records from any service bureau maintaining records for the Borrower or Paradyne Canada. The Lender may, at any time when an Event of Default exists and at the Borrower's expense, make copies of all of the Borrower's and Paradyne Canada's books and records, or require the Borrower or Paradyne Canada to deliver such copies to the Lender. The Lender may, without expense to the Lender, use such of the Borrower's or Paradyne Canada's personnel, supplies, and Premises as may be reasonably necessary for maintaining or enforcing the Security Interest and the Canadian Security Interest. The Lender shall have the right, at any time, in the Lender's name or in the name of a nominee of the Lender, to verify the validity, amount or any other matter relating to the Accounts, by mail, telephone, or otherwise.

          7.7 Insurance. The Borrower shall insure, and shall cause Paradyne Canada to insure, the Collateral and the Canadian Collateral (as the case may be) against loss or damage by fire with extended coverage, theft, burglary, pilferage, loss in transit, and such other hazards as the Lender shall specify, in amounts, under policies and by insurers acceptable to the Lender. Borrower shall also maintain flood insurance for its real estate and for any Equipment and Inventory located on its real estate, in the event of a designation of the area in which real estate is located as a "flood prone" or a "flood risk area," (hereinafter "SFHA") as defined by the Flood Disaster Protection Act of 1973, in an amount to be reasonably determined by the Lender, and shall comply with the additional requirements of the National Flood Insurance Program as set forth therein. Upon the Lender's request, the Borrower shall also maintain flood insurance for its Inventory and Equipment which is located at any time in an SFHA. The Borrow shall cause the Lender to be named in each such policy as secured party or mortgagee and loss payee or additional insured, in a manner acceptable to the Lender. Each policy of insurance shall contain a clause or endorsement requiring the insurer to give not less than thirty (30) days prior written notice to the Lender in the event of cancellation of the policy for any reason whatsoever and a clause or endorsement stating that the interest of the Lender shall not be impaired or invalidated by any act or neglect of the Borrower or the owner of any premises where Collateral is located nor by the occupation of such premises for purposes more hazardous than are permitted by such policy. The Borrower shall pay, upon Lender's request, all fees incurred by the Lender to determine whether any of the real estate and any Collateral is located in a SFHA. The Borrower shall also pay all premiums for such insurance when due, and shall deliver to the Lender certificates of insurance and, if requested, photocopies of the policies. If the Borrower fails to pay such fees or to procure such insurance or the premiums therefor when due, the Lender may (but shall not be required to) do so and charge the costs thereof to the Borrower's loan account as a Revolving Loan. The Borrower shall promptly notify the Lender of any loss, damage, or destruction to the Collateral or arising from its use, whether or not covered by insurance. The Lender is hereby authorized to collect all insurance proceeds directly. After deducting from such proceeds the expenses, if any, incurred by Lender in the collection or handling thereof, the Lender may apply such proceeds to the reduction of the Obligations in such order as Lender determines, or at the Lender's option may permit or require the Borrower to use such money, or any part thereof, to replace, repair, restore or rebuild the Collateral in a diligent and expeditious manner with materials and workmanship of substantially the same quality as existed before the loss, damage or destruction.

          7.8 Collateral Reporting. The Borrower will provide the Lender with, and will cause Paradyne Canada to provide the Lender with, the following documents at the following times in form satisfactory to the Lender: (a) at least three (3) times per week, a schedule of credit memos and reports, a schedule of collections of accounts receivable, a schedule of Accounts created since the last such schedule and a report of the inventory balance (by location and major categories) based on the perpetual inventory reports as of the latest fiscal month end; (b) upon request, copies of invoices, credit memos, shipping and delivery documents; (c) monthly agings of accounts receivable no later than the 10th business day of the following month; (d) monthly inventory reports by category no later than the 10th business day of the following month; (e) monthly ageings of accounts payable no later than the 10th business day of the following month; (f) upon request, copies of purchase orders, invoices, and delivery documents for Inventory and Equipment acquired by the Borrower; (g) such other reports as to the Collateral and the Canadian Collateral as the Lender shall request from time to time; and (h) certificates of an officer of the Borrower or Paradyne Canada certifying as to the foregoing. If any of the Borrower's or Paradyne Canada's records or reports of the Collateral are prepared by an accounting service or other agent, the Borrower hereby authorizes, or shall cause Paradyne Canada to authorize, such service or agent to deliver such records, reports, and related documents to the Lender.

         7.9  Accounts.


              (a) The Borrower hereby represents and warrants to the Lender and agrees with the Lender that: (i) each existing Account represents, and each future Account will represent, a bona fide sale or lease and delivery of goods by the Borrower of Paradyne Canada, or rendition of services by the Borrower or Paradyne Canada, in the ordinary course of the Borrower's or Paradyne Canada's business; (ii) each existing Account is, and each future Account will be, for a liquidated amount payable by the Account Debtor thereon on the terms set forth in the invoice therefor or in the schedule thereof delivered to the Lender, without offset, deduction, defense, or counterclaim; (iii) no payment will be received with respect to any Account, and no credit, discount, or extension, or agreement therefor will be granted on any Account, except as reported to the Lender in accordance with this Agreement; (iv) each copy of an invoice delivered to the Lender by the Borrower or Paradyne Canada will be a genuine copy of the original invoice sent to the Account Debtor named therein; and (v) all goods described in each invoice will have been delivered to the Account Debtor and all services of the Borrower or Paradyne Canada described in each invoice will have been performed.

              (b) Neither the Borrower nor Paradyne Canada shall re-date any invoice or sale or make sales on extended dating beyond that customary in the Borrower's or Paradyne Canada's business or extend or modify any Account. If the Borrower or Paradyne Canada becomes aware of any matter materially adversely affecting any Account in excess of $100,000, including information regarding the Account Debtor's creditworthiness, the Borrower will, and will cause Paradyne Canada to, promptly so advise the Lender.


              (c) Neither the Borrower nor Paradyne Canada shall accept any note or other instrument (except a check or other instrument for the immediate payment of money) with respect to any Account without the Lender's written consent. If the Lender consents to the acceptance of any such note or other instrument, it shall be considered as evidence of the Account and not payment thereof, and the Borrower or Paradyne Canada will promptly deliver such note or instrument to the Lender appropriately endorsed. Regardless of the form of presentment, demand, notice of dishonor, protest, and notice of protest with respect thereto, the Borrower or Paradyne Canada, as applicable, will remain liable thereon until such note or instrument is paid in full.

               (d) The Borrower shall notify, and shall cause Paradyne Canada to notify, the Lender promptly of all disputes and claims in excess of $100,000 with Account Debtors and settle or adjust them at no expense to the Lender, but no discount, credit or allowance shall be granted to any Account Debtor without the Lender's consent, except for discounts, credits and allowances made or given in the ordinary course of the Borrower's or Paradyne Canada's business when no Event of Default exists hereunder. The borrower shall send, and shall cause Paradyne Canada to send, the Lender a copy of each credit memoranda in excess of $100,000 as soon as issued. The Lender may at all times when an Event of Default exists hereunder settle or adjust disputes and claims directly with customers or Account Debtors for amounts and upon terms which the Lender considers advisable and, in all cases, the Lender will credit the Borrower's loan account with only the net amounts received by the Lender in payment of any Accounts.

               (e) If an Account Debtor returns any Inventory to the Borrower or Paradyne Canada when no Event of Default exists, then the Borrower or Paradyne Canada, as the case may be, shall promptly determine the reason for such return and shall issue a credit memorandum to the Account Debtor in the appropriate amount. The Borrower shall immediately report to the Lender, and shall cause Paradyne Canada to immediately report to the Lender, any return involving an amount in excess of $100,000. Each such report shall indicate the reasons for the returns and the locations and condition of the returned Inventory. In the event any Account Debtor returns Inventory to the Borrower or Paradyne Canada when an Event of Default exists, the Borrower shall, and shall cause Paradyne Canada to: (i) hold the returned Inventory in trust for the Lender; (ii) segregate all returned Inventory from all of its other Property;
(iii) dispose of the returned Inventory solely according to the Lender's written instructions; and (iv) not issue any credits or allowances with respect thereto without the Lender's prior written consent. All returned Inventory shall remain subject to the Security Interest or the Canadian Security Interest, as the case may be. Whenever any Inventory is returned, the related Account shall be deemed ineligible, and Availability shall be adjusted accordingly.

         7.10  Collection of Accounts; Payments:

               (a) Until the Lender notifies the Borrower to the contrary, the Borrower shall, and at the request of the Lender at any time Availability is less than $2,000,000 or any other time as the Lender in its sole discretion shall determine, shall cause Paradyne Canada to: (i) make collection of all Accounts and other Collateral or Canadian Collateral for the Lender, (ii) receive all payments as the Lender's trustee, and (iii) immediately deliver all payments to the Lender in their original form duly endorsed in blank or deposit them into a Payment Account established at the Lender's request, as the Lender may direct. If the Lender requests, the Borrower shall, and shall cause
Paradyne Canada to, establish a lock-box service for collections of Accounts at a bank or banks mutually acceptable to the Lender and the Borrower and pursuant to documentation satisfactory to the Lender. If such lock-box service is established, the Borrower shall instruct, and to the extent provided for in the documentation relating to Paradyne Canada Accounts shall cause Paradyne Canada to instruct, all Account Debtors to make all payments directly to the address established for such service. If, notwithstanding such instructions, the Borrower or Paradyne Canada receives any Proceeds of Accounts, it shall receive such payments as the Lender's trustee, and shall immediately deliver such payments to the Lender in their original form duly endorsed in blank or deposit them into a Payment Account, as and to the extent that the Lender may direct. All collections of Accounts and other Collateral or Canadian Collateral received in any such lock box or Payment Account or directly by the Borrower or Paradyne Canada (as the case may be) or the Lender, and all funds in any Payment Account or other account to which such collections are deposited, shall be the sole property to the Lender and subject to the Lender's sole control. The Lender or the Lender's designee may, at any time, notify obligors that the Accounts have been assigned to the Lender and of the Security Interest or the Canadian Security Interest therein, and may collect them directly and charge the collection costs and expenses to the Borrower's loan account as a Revolving Loan. At the Lender's request, the Borrower shall execute and deliver, and shall cause Paradyne Canada to execute and deliver, to the Lender such documents as the lender shall require to grant the Lender access to any post office box in which collections of Accounts are received.

               (b) If sales of Inventory are made for cash, the Borrower shall, and at the request of the Lender shall cause Paradyne Canada to, immediately deliver to the Lender the identical checks, cash, or other forms of payment which the Borrower or Paradyne Canada receives.

               (c) All payments received by the Lender on account of Accounts or as Proceeds of other Collateral or Canadian Collateral will be the Lender's sole property and will be credited to the Borrower's loan account (conditional upon final collection) after allowing two (2) Business Days for collection.

               (d) In the event the Borrower repays all of the Obligations upon the termination of this Agreement, other than through the Lender's receipt of payments on account of Accounts or Proceeds of other Collateral or Canadian Collateral, such payment will be credited (conditional upon final collection) to the Borrower's loan account two (2) Business Days after the Lender's receipt thereof.

         7.11 Inventory. The Borrower represents and warrants to the lender that all of the Inventory is and will be held for sale or lease, or to be furnished in connection with the rendition of services in the ordinary course of the Borrower's or Paradyne Canada's business and is and will be fit for such purposes. The Borrower will, and will cause Paradyne Canada to, keep the Inventory in good and marketable condition, at its own expense. The Borrower will not, and will not allow Paradyne Canada to, without prior written notice to the Lender, acquire or accept any Inventory on consignment or approval. The Borrower agrees that all Inventory will be produced in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations, and orders thereunder. The Borrower will maintain, and will cause Paradyne Canada to maintain, a perpetual inventory reporting system at all times. The Borrower will conduct, and will cause Paradyne Canada to conduct, a physical count of the Inventory at least once per Fiscal Year, and shall promptly supply the Lender with a copy of such count accompanied by a report of the value of such Inventory (valued at the lower of cost, on a first-in, first-out basis, or market value). The Borrower will not, and will not allow Paradyne Canada to, without prior written notice to Lender, sell any Inventory on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment, or other repurchase or return basis (other than ordinary course of business returns permitted in the "stock balancing programs" provided for in the Borrower's usual and customary agreements with its distributors and resellers).

          7.12 Equipment. The Borrower represents and warrants to the Lender that all of the Equipment is and will be used or held for use in the Borrower's business and is and will be fit for such purposes (except Equipment which is obsolete or not material to the Borrower's business operations). The Borrower shall keep and maintain the Equipment in good operating condition and repair (ordinary wear and tear excepted) and shall make all necessary replacements thereof. The Borrower shall promptly inform the Lender of any material additions to or deletions from the Equipment. The Borrower shall not permit any Equipment to become a fixture to real property or an accession to other personal property, unless the Lender has a valid, perfected, and first priority Security Interest in such real or personal property. The Borrower will not, without the Lender's prior written consent, alter or remove any identifying symbol or number on the Equipment. The Borrower shall not, without the Lender's prior written consent, sell, lease as a lessor, or otherwise dispose of any of the Equipment (except as permitted under Section 10.13), provided, however, that the Borrower may dispose of obsolete or unusable Equipment having an orderly liquidation value no greater than $250,000 individually and $1,000,000 in the aggregate in any Fiscal Year, without the Lender's consent, subject to the conditions set forth below. In the event any of the Equipment is sold, transferred or otherwise disposed of with the Lender's prior written consent or as otherwise permitted hereby and: (a) such sale, transfer or disposition is effected without replacement of such Equipment, or such Equipment is replaced by Equipment leased by the Borrower, or by Equipment purchased by the Borrower subject to a lien or other right constituting a Permitted Lien, then the Borrower shall deliver all of the cash proceeds of any such sale, transfer or disposition to the Lender, which proceeds shall be applied to the repayment of the Obligations; or (b) such sale, transfer or disposition is made in connection with the purchase by the Borrower of replacement Equipment (other than subject to a Permitted Lien), then the Borrower shall use the proceeds of such sale, transfer or disposition to finance the purchase by the Borrower of replacement Equipment and shall deliver to the Lender written evidence of the use of the proceeds for such purchase. All replacement Equipment purchased by the Borrower shall be free and clear of all liens, claims and encumbrances, except for the Security Interest and other Permitted Liens.

          7.13 Assigned Contracts. The Borrower shall fully perform all of its obligations under each of the Assigned Contracts, and shall enforce all of its rights and remedies thereunder as it deems appropriate in its business judgment, provided, however, the Borrower shall not take any action or fail to take any action with respect to the Assigned Contracts that would result in a waiver or other loss of any material right or remedy of the Borrower thereunder. Without limiting the generality of the foregoing, the Borrower shall take all action necessary or appropriate to permit, and shall not take any action which would have any adverse effect upon, the full enforcement of all indemnification rights under the Assigned Contracts. The Borrower shall not, without the Lender's prior written consent, modify, amend, supplement, compromise, satisfy, release, or discharge any of the Assigned Contracts (including, without limitation, the Premisys Communications Contract, the Supply Agreement and the Volume Pricing Letter), any collateral securing the same, any Person liable directly or indirectly with respect thereto, or any agreement relating to any of the Assigned Contracts or the collateral therefor if any such modification or other action would materially adversely affect the business, operations or financial condition of the Borrower; provided, however, that any net cash proceeds received by the Borrower on account of any permitted amendment, modification or termination of the Premisys Communications Contract will be applied sixty percent (60%) to repayment of the Lucent Core Business Note and forty percent (40%) to the Borrower, with such forty percent (40%) to be deposited into the Payment Account. The Borrower shall notify the Lender in writing, promptly after it becomes aware thereof, of any event or fact which could give rise to a claim by it for indemnification under any of the Assigned Contracts and shall diligently pursue such right and report to the Lender on all further developments with respect thereto. The Borrower shall remit directly to the Lender, for application to the Obligations in such order as the Lender may directly enforce such right in its own or the Borrower's name and may enter into such settlements or other agreements with respect thereto as the Lender determines. All amounts thereby recovered by the Lender, after deducting Lender's costs and expenses in connection therewith, shall be applied to the Obligations in such order as the Lender determines. In any suit, proceeding or action brought by the Lender under any Assigned Contract for any sum owing thereunder or to enforce any provision thereof, the Borrower shall indemnify and hold the Lender harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment, or reduction of liability whatsoever of the obligor thereunder arising out of a breach by the Borrower of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing from the Borrower to or in favor of such obligor or its successors. All such obligations of the Borrower shall be and remain enforceable only against the Borrower and shall not be enforceable against the Lender. Notwithstanding any provision hereof to the contrary, the Borrower shall at all times remain liable to observe and perform all of its duties and obligations under the Assigned Contracts and the Lender's exercise of any of its rights with respect to the Collateral shall not release the Borrower from any of such duties and obligations. The Lender shall not be obligated to perform or fulfill any of the Borrower's duties or obligations under the Assigned Contracts or to make any payment thereunder or to make any inquiry as to the nature or sufficiency of any payment or Property received by it thereunder or the sufficiency of performance by any party thereunder, or to present or file any claim, or to take any action to collect or enforce any performance or payment of any amounts due.

          7.14 Documents, Instruments, and Chattel Paper. The Borrower represents and warrants to the Lender that: (a) all documents, instruments, and chattel paper describing, evidencing, or constituting Collateral or Canadian Collateral, and all signatures and endorsements thereon, are and will be complete, valid, and genuine; and (b) all goods evidenced by such documents, instruments, and chattel paper are and will be owned by the Borrower or Paradyne Canada (as the case may be) free and clear of all Liens other than Permitted Liens.

          7.15 Right to Cure. The Lender may, in its sole discretion and at any time, pay any amount or do any act required of the Borrower hereunder to preserve, protect, maintain or enforce the Obligations, the Collateral, the Canadian Collateral, the Security Interest or the Canadian Security Interest, and which the Borrower or Paradyne Canada (as the case may be) fails to pay or do, including, without limitation, payment of any judgment against the Borrower or Paradyne Canada, any insurance premium, any warehouse charge, any finishing or processing charge, any landlord's claim, and any other Lien upon or with respect to the Collateral or the Canadian Collateral. All payments that the Lender makes under this ss 7.15 and all out-of-pocket costs and expenses that the Lender pays or incurs in connection with any action taken by it hereunder shall be charged to the Borrower's loan account as a Revolving Loan. Any payment made or other action taken by the Lender under this Section 7.15 shall be without prejudice to any right to assert an Event of Default hereunder and to proceed thereafter as herein provided.

          7.16 Power of Attorney. The Borrower hereby appoints the Lender and the Lender's designees as the Borrower's attorney in fact, and the Borrower shall cause Paradyne Canada to appoint the Lender and the Lender's designees as Paradyne Canada's attorney in fact, with power: (a) to endorse the Borrower's or Paradyne Canada's name on any checks, notes, acceptances, money orders, or other forms of payment or security that come into the Lender's possession ; (b) to sign the Borrower's or Paradyne Canada's name on any invoice, bill of lading, or other document of title relating to any Collateral or Canadian Collateral (as the case may be), on drafts against customers, on assignments of Accounts, on notices of assignment, financing statements and other public records, on verifications of Accounts and on notices to Account Debtors; (c) to notify the post office authorities, when an Event of Default exists, to change the address for delivery of the Borrower's or Paradyne Canada's mail to an address designated by the Lender and to receive, open and dispose of all mail addressed to the Borrower of Paradyne Canada; (d) to send requests for verification of Accounts to Account Debtors; and (e) to do all things necessary to carry out this Agreement on the Canadian Security Agreement. The Borrower ratifies and approves all acts of such attorney. Neither the Lender nor the attorney will be liable for any acts or omissions or for any error of judgment or mistake of fact or law. This power, being coupled with an interest, is irrevocable until this Agreement has been terminated and the Obligations have been fully satisfied.

          7.17 Lender's Rights, Duties, and Liabilities. The Borrower assumes all responsibility and liability arising from or relating to the use, sale, or other disposition of the Collateral. Neither the Lender nor any of its officers, directors, employees, and agents shall be liable or responsible in any way for the safekeeping of any of the Collateral, or for any act or failure to act with respect to the Collateral, or for any loss or damage thereto, or for any diminution in the value thereof, or for any act of default or any warehouseman, carrier, forwarding agency or other person whomsoever, all of which shall be at the Borrower's sole risk. The Obligations shall not be affected by any failure of the Lender to take any steps to perfect the Security Interest or to collect or realize upon the Collateral, nor shall loss of or damage to the Collateral release the Borrower from any of the Obligations. Upon the occurrence of an Event of Default the Lender may (but shall not be required to), without notice to or consent from the Borrower or Paradyne Canada, sue upon or otherwise collect, extend the time for payment of, modify or amend the terms of, compromise or settle for cash, credit, or otherwise upon any terms, grant other indulgences, extensions, renewals, compositions, or releases, and take or omit to take any other action with respect to the Collateral, any security therefor, any agreement relating thereto, any insurance applicable thereto, or any Person liable directly or indirectly in connection with any of the foregoing, without discharging or otherwise affecting the liability of the Borrower for the Obligations or under this Agreement or any other agreement now or hereafter existing between the Lender and the Borrower.

          7.18 Agreement Concerning Certain Property. The Borrower and the Lender agree that any net proceeds received by the Borrower on account of a sale of the Premises permitted under Section 10.16 shall be allocated as follows: (a) the first $15,000,000 of such net proceeds shall be utilized to repay the Interim Notes (in accordance with the terms of such Interim Notes) until such Interim Notes have been paid in full and thereafter to the Lucent Core Business Note (in accordance with the terms of such Lucent Core Business Note), (b) any and all amounts in excess of $15,000,000 shall be allocated sixty percent (60%) to repayment of the Lucent Core Business Note and forty percent (40%) to the Borrower with such forty percent (40%) amount deposited in the Payment Account; and that any net proceeds received by the Borrower on account of any disposition of the Premisys Communications Contract permitted under Section 10.7 shall be allocated according to the formula set forth in the second provision of Section 7.13.

     8.   BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES.

          8.1 Books and Records. The Borrower shall maintain, and shall cause Paradyne Canada to maintain, at all times, correct and complete books, records and accounts in which complete, correct and timely entries are made of its transactions in accordance with GAAP consistent with those applied inn the preparation of the Financial Statements. The Borrower shall, and shall cause Paradyne Canada to, by means of appropriate entries, reflect in such accounts and in all Financial Statements proper liabilities and reserves for all taxes and proper provision for depreciation and amortization of Property and bad debts, all in accordance with GAAP. The Borrower shall maintain, and shall cause Paradyne Canada to maintain, at all times books and records pertaining to the Collateral and the Canadian Collateral (as the case may be) in such detail, form, and scope as the Lender shall reasonably require, including without limitation records of: (a) all payments received and all credits and extensions granted with respect to the Accounts; (b) the return, rejections, repossession, stoppage in transit, loss, damage, or destruction of any Inventory; and (c) all other dealings affecting the Collateral or the Canadian Collateral.

          8.2 Financial Information. The Borrower shall promptly furnish, and shall cause Paradyne Canada to promptly furnish, to the Lender or its agents all such financial information as the Lender shall reasonably request, and notify its auditors and accountants that the Lender is authorized to obtain such information directly from them. Without limiting the foregoing, ,the Borrower and its Subsidiaries will furnish to the Lender, in such detail as the Lender shall request, the following:

               (a) As soon as available, but in any event not later than 90 days after the closing of each Fiscal Year, consolidated and consolidating audited balance sheets and statements of income and expense, and consolidated statements of retained earnings, cash flow and stockholders equity for the Borrower and its consolidated Subsidiaries for such Fiscal Year, and the accompanying notes thereto, setting forth in the case of the balance sheet and statement of income and expense for the Borrower alone and on a consolidated basis, in comparative form figures for the previous Fiscal Year (but no comparative form figures shall be required until the end of Fiscal Year
1997), the financial position and the results of operations of the Borrower and its consolidated Subsidiaries as at the date thereof and for the Fiscal Year then ended, prepared in accordance with GAAP. Such statements shall be examined in accordance with generally accepted auditing standards by and accompanied by a report thereon unqualified as to scope of independent certified public accountants selected by the Borrower and reasonably satisfactory to the Lender.

               (b) As soon as available, but in any event not later than 9:00 a.m. (Los Angeles time) on the last Business Day of the month succeeding the close of each fiscal month, consolidated and consolidating unaudited balance sheets of the Borrower and its consolidated Subsidiaries as at the end of such month, and consolidated and consolidating unaudited statements of income and expense and other financial information as the Lender may reasonably request for the Borrower and its consolidated Subsidiaries for such month and for the period from the beginning of the Fiscal Year to the end of such month, presenting the financial position and results of operation of the Borrower and its consolidated Subsidiaries as at the date thereof and for such periods, in accordance with GAAP and consistent with the audited Financial Statements required pursuant to
Section 8.2(a), except for footnotes and statements of cash flow.

               (c) with each of the annual audited Financial Statements delivered pursuant to Section 8.2(a) and each of the unaudited Financial Statements delivered pursuant to Section 8.2(b) at the end of the month succeeding the close of each fiscal quarter, a certificate of the chief executive or chief financial officer of the Borrower (i) stating that, except as explained in reasonable detail in such certificate, (A) all of the representations and warranties of the Borrower contained in this Agreement and the other Loan Documents are correct and complete as at the date of such certificate as if made at such time, (B) no Default or Event of Default then exists or existed during the period covered by such Financial Statements and
(ii) if such certificate relates to annual audited Financial Statements, describing and analyzing in reasonable detail all material trends, changes and developments in such Financial Statements, and (iii) if such certificate relates to a fiscal month which is the last month of a fiscal quarter, setting forth in reasonable detail the calculations required to establish the Borrower's Fixed Charge Coverage Ratio during such fiscal quarter. If such certificate discloses that a representation or warranty is not correct or complete, or that a covenant has not been complied with, or that an Default or Event of Default existed or exists, such certificate shall set forth what action the Borrower has taken or proposes to take with respect thereto.

               (d) No sooner than 90 days and no later than 30 days prior to the beginning of each Fiscal Year, projected balance sheets, statements of income and expense, projected cash flows and projected Availability for the Borrower as at the end of and for each month of such Fiscal Year.

               (e) Within 30 days after the end of each Fiscal Year, a report of the Capital Expenditures of the Borrower and its Subsidiaries for such Fiscal year, prepared in accordance with GAAP consistent with the audited Financial Statements required pursuant to section 8.2(a).

               (f) Promptly upon the request of the Lender, a copy of each annual report or other filing or notice filed with the PBGC.DOL, or IRS with respect to each Plan of the Borrower or any ERISA Affiliate

               (g) Such additional information as the Lender may from time to time reasonably request regarding the financial and business affairs of the Borrower or any Subsidiary, including, without limitation, projections of future operations on both a consolidated and consolidating basis.

          8.3 Notices To Lender. The Borrower shall notify the Lender in writing of the following matters at the following times:

               (a) Immediately after becoming aware of the existence of any Default or Event of Default.

               (b) Immediately after becoming aware that the holder of any capital stock of the Borrower or of any Debt has given notice or taken any action with respect to a claimed default.

               (c) Immediately after becoming aware of any material adverse change in the Borrower's Property, business, operations, or condition (financial or otherwise).

               (d) Immediately after becoming aware of any pending or threatened action, suit, proceeding, or counterclaim by any Person, or any pending or threatened investigation by a Public Authority, which may materially and adversely affect the Collateral, the repayment of the Obligations, the Lender's rights under the Loan Documents, or the Borrower's Property, business, operations, or condition (financial or otherwise).

               (e) Immediately after becoming aware of any pending or threatened strike, work stoppage, material unfair labor practice claim, or other material labor dispute affecting the Borrower or any of its Subsidiaries.

               (f) Immediately after becoming aware of any violation of any law, statute, regulation, or ordinance of a Public Authority applicable to Borrower, any Subsidiary, or their respective Properties which may materially and adversely affect the Collateral, the repayment of the Obligations, the Lender's rights under the Loan Documents, or the Borrower's property, business, operations, or condition (financial or otherwise).

               (g) Immediately after becoming aware of any violation by the Borrower of Environmental Laws or immediately upon receipt of and any notice that a Public Authority has asserted that the Borrower is not in compliance with Environmental Laws or that such compliance is being investigated.

               (h) At least one (1) day prior to the Borrower changing its name to "Paradyne Corporation" at least one (1) day prior to Paradyne Canada changing its name to "Paradyne Canada, Ltd.," and at least thirty (30) days prior to any other name change of the Borrower or Paradyne Canada.

               (i) Immediately after becoming aware of any ERISA Event, accompanied by any materials required to be filed with the PBGC with respect thereto; immediately after the Borrower's receipt of any notice concerning the imposition of any withdrawal liability under ss 4042 of ERISA with respect to a Plan; immediately upon the establishment of any Pension Plan not existing at the Closing Date or the commencement of contributions by the Borrower to any Pension Plan to which the Borrower was not contributing at the Closing Date; and immediately upon becoming aware of any other event or condition regarding a Plan or the Borrower's or an ERISA Affiliate's compliance with ERISA, which amy materially and adversely affect the Borrower's Property, business, operation, or condition (financial or otherwise).

          Each notice given under this ss 8.3 shall be described in the subject matter thereof in reasonable detail and shall set forth the action that the Borrower has taken or proposes to take with respect thereto.

     9.   GENERAL WARRANTIES AND REPRESENTATIONS.

          The Borrower continuously warrants and respects to the Lender, at all times during the term of this Agreement and until all Obligations have been satisfied, that, except as hereafter disclosed to and accepted by the Lender in writing:

          9.1 Authorization, Validity, and Enforceability of this Agreement and the Loan Documents. The Borrower has the corporate power and authority to execute, deliver and perform this Agreement and the other Loan Documents, to incur the Obligations, and to grant the Security Interest. Paradyne Canada has the corporate power and authority to execute, delivery and perform the Canadian Documents and to grant the Canadian Security Interest. Each of the Borrower and Paradyne Canada has taken all necessary corporate action (including, without limitation, obtaining approval of its stockholders) to authorize its execution, delivery, and performance of this Agreement, the Canadian Documents and the other Loan Documents, as applicable. No consent, approval, or authorization of, or declaration or filing with, any Public Authority, and no consent of any other Person, is required in connection with the Borrower's or Paradyne Canada's execution, delivery, and performance of this Agreement, the Canadian Documents and the other Loan Documents, except for those already duly obtained. This Agreement, the Canadian Documents and the other Loan Documents have been duly executed and delivered by the Borrower or Paradyne Canada (as the case may be) and constitutes the legal, valid and binding obligation of the Borrower or Paradyne Canada (as the case may be), enforceable against it in accordance with its terms without defense, setoff, or counterclaim. Neither the Borrower's nor Paradyne Canada's execution, delivery, and performance of this Agreement, the Canadian Documents and the other Loan Documents do not and will not conflict with, or constitute a violation or breach of, or constitute a default under, or result in the creation or imposition of any Lien upon the Property of the Borrower or any of its Subsidiaries (except as contemplated by this Agreement and the other Loan Documents) by reason of the terms of (a) any mortgage, lease, agreement, or instrument to which the Borrower or any of its Subsidiaries is a party or which is binding upon it, (b) any judgment, law, statute, rule or governmental regulation applicable to the Borrower or any of its Subsidiaries, or (c) the Certificate or Articles of Incorporation or By-Laws of the Borrower or any of its Subsidiaries.

       9.2 Validity and Priority of Security Interest. The provisions of this Agreement, the Canadian Documents and the other Loan Documents create legal and valid Liens on all the Collateral and the Canadian Collateral in the Lender's favor, and when all proper filings, recordings, and other actions necessary to perfect such Liens have been made or taken, such Liens will constitute perfected and continuing Liens on all the Collateral and the Canadian Collateral, having priority over all other Liens on the Collateral except for the Permitted Liens identified in Section 7.4 and enforceable against the Borrower and all third parties.

       9.3 Organization and Qualification. The Borrower: (a) is duly incorporated and organized and validly existing in good standing under the laws of the State of Delaware; (b) is qualified to do business as a foreign corporation and is in good standing in the States set forth on Schedule 9.3, which are the only states in which failure to qualify could have a material adverse effect on the Borrower; and (c) has all requisite power and authority to conduct its business and to own its Property. Paradyne Canada is duly organized and validly existing in good standing under the laws of the Province of Ontario, Canada, and maintains its chief executive office and principal place of business in Ontario.

       9.4 Corporate Name: Prior Transactions. The Borrower has not, during the past five years, been known by or used any other corporate of fictitious name, or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or required any of its Property out of the ordinary course of business, except as set forth on Schedule 9.4.

       9.5 Subsidiaries and Affiliates. Schedule 9.5 is a correct and complete list of its name and relationship to the Borrower of each and all of the Borrower's Subsidiaries and their Affiliates. Each Subsidiary is (a) duly incorporated and organized and validly existing in good standing under the laws of its state of incorporation set forth on Schedule 9.5, and (b) qualified to do business as a foreign corporation and in good standing in the states set forth opposite its name on Schedule 9.5, which are the only states in which failure to qualify could have a material adverse effect on such Subsidiary.

       9.6  Financial Statements and Projections.

            (a) The Borrower has delivered to the Lender the audited balance sheet and related statements of income, retained earnings, cash flow, and changes in stockholders equity for the Borrower and its Subsidiaries on a consolidated basis as of December 31, 1995 and for the Fiscal Year then ended, accompanied by the report thereon of the Borrower's independent certified public accountants, Coopers & Lybrand LLP. The Borrower has also delivered to the lender the unaudited balance sheet and related statements of income and cash flow for the

Borrower and its Subsidiaries on a consolidated basis, as at May 30, 1996 and for the five (5) months then ended. Such financial statements are attached hereto as Exhibit B-1. All such financial statements have been prepared in accordance with GAAP, except for footnotes and statements of cash flow, and present accurately and fairly the Borrower's financial position as at the dates thereof and its results of operations for the periods then ended.

               (b) The Projections represent the Borrower's best estimate of the Borrower's future financial performance for the periods set forth therein excluding any anticipated development or other costs associated with the XDSL modem and associated product business referred to in section 10.17. The Projections have been prepared on the basis of assumptions which the Borrower believes are fair and reasonable in light of current and reasonably foreseeable business conditions.

               (c) The pro forma balance sheet of the Borrower as at June 30, 1996 attached hereto as Exhibit B-2, presents fairly and accurately the Borrower's financial condition as at such date as if the transactions contemplated by the Acquisition Agreement had occurred on such date and the Closing Date had been such date, and has been prepared in accordance with GAAP, except for footnotes and statements of cash flow.

          9.7 Capitalization. The Borrower's authorized capital stock consists of 1,000 shares of common stock, par value $1.00 per share, of which all shares are validly issued and outstanding, fully paid and non-assessable, and are owned beneficially and of record by the Parent.

          9.8 Solvency. The Borrower is Solvent prior to and after giving effect to the transactions contemplated by the Acquisition Agreement and the making of each Revolving Loan.

          9.9 Debt. Neither the Borrower nor Paradyne Canada has any Debt, except (a) the Obligations, (b) Debt set forth in the most recent Financial Statements delivered to the Lender, or the notes thereto, (c) trade payables and other contractual obligations arising in the ordinary course of business since the date of such Financial Statements, (d) Debt incurred since the date of such Financial Statements to finance Capital Expenditures permitted hereby,
(e) permitted other Debt as set forth on Schedule 9.9, and (f) Debt permitted under sections 10.10 and 10.11.

     9.10 Distributions. As of the Closing Date, no Distribution has been declared, paid, or made upon or in respect of any capital stock or other securities of the Borrower, other than those provided for in the Acquisition Agreement.

          9.11 Title to Property. Except for Property which the Borrower leases, the Borrower has good and marketable title in fee simple to the Premises and good, indefeasible, and merchantable title to all of its other Property including, without limitation, the assets reflected on the most recent Financial Statements delivered to the Lender, except as disposed of since the date thereof in the ordinary course of business.

          9.12 Adequate Assets. Each of the Borrower and its Subsidiaries possesses assets which in the good faith judgment of Borrower's senior management is adequate for the conduct of its business.

          9.13 Real Property; Leases. Schedule 9.13 is a correct and complete list of all real property owned by the Borrower or any of its Subsidiaries, all leases and subleases of real property and of all material items of personal property by the Borrower or any of its Subsidiaries as lessee or sublessee, and all leases and subleases of real property and of all material items of personal property by the Borrower or any of its Subsidiaries as lessor or sublessor. Each of such leases and subleases is valid and enforceable in accordance with its terms and is in full force and effect and no default by any party to any such lease or sublease exists.

          9.14 Proprietary Rights. Schedule 9.14 is a correct and complete list of all patents and trademarks of the Borrower. The Borrower does not own any registered copyrights. None of the Proprietary Rights are subject to any licensing agreement or similar arrangement the existence of which could have a material adverse effect on the business, operations or financial condition of the Borrower, except as set forth on Schedule 9.14. None of the Proprietary Rights infringe on or conflict with any other Person's Property and no other Person's Property infringes on or conflicts with the Proprietary Rights to the extent that such infringement could have a material adverse effect on the business, operations or financial condition of the Borrower. The Proprietary Rights described on Schedule 9.14 constitute all of the Property of such type necessary to the current and anticipated future conduct of the business of the Borrower and its Subsidiaries. Paradyne Canada does not own any patents, trademarks or registered copyrights.

          9.15 Trade Names and Terms of Sale. All trade names or styles under which the Borrower or Paradyne Canada will sell Inventory or create Accounts, or to which instruments in payment of Accounts may be made payable, are listed on Schedule 9.15.

          9.16. Litigation. Except as set forth on Schedule 9.16, there is no pending or, to the best of the Borrower's knowledge, threatened action, suit, proceeding, or counterclaim by any Person, or investigation by any Public Authority, or any basis for any of the foregoing, which may materially and adversely affect the Collateral, the Canadian Collateral, the repayment of the Obligations, the Lender's rights under the Loan Documents, or the Borrower's or Paradyne Canada's Property, business, operations, or condition (financial or otherwise).

          9.17 Restrictive Agreements. Neither the Borrower not Paradyne Canada is a party to any contract or agreement, or subject to any charter or other corporate restriction, which affects its ability to execute, deliver, and perform the Loan Documents and repay the Obligations or which materially and adversely affects their respective Property, business, operations, or condition (financial or otherwise).

          9.18 Labor Disputes. Except as set forth on Schedule 9.18: (a) there is no collective bargaining agreement or other labor contract covering employees of the Borrower or any of its Subsidiaries; (b) no such collective bargaining agreement or other labor contract is scheduled to expire during the term of this Agreement; (c) no union of other labor organization is seeking to organize, or to be recognized as, a collective bargaining unit of employees of the

Borrower or any of its Subsidiaries or for any similar purpose; and (d) there is no pending or, to the best of the Borrower's knowledge, threatened strike, work stoppage, material unfair labor practice claims, or other material labor dispute against or affecting the Borrower, or any of its Subsidiaries or their respective employees.

          9.19 Environmental Laws. Except as otherwise disclosed on Schedule
9.19:

               (a) The Borrower and its Subsidiaries have complied in all material respects with all Environmental Laws applicable to its Premises and business, and neither the Borrower nor any subsidiary nor any of its present Premises or operations, nor its past property or operations, is subject to any enforcement order from or liability agreement with any Public Authority or private Person respecting (i) compliance with any Environmental Law or (ii) any potential liabilities and costs or remedial action arising from the Release or threatened Release of a Contaminant.

               (b) The Borrower and its Subsidiaries have obtained all permits necessary for their current operations under Environmental Laws, and all such permits are in good standing and the Borrower and its Subsidiaries are in compliance with all terms and conditions of such permits.

               (c) Neither the Borrower nor any of its Subsidiaries, nor, to the best of the Borrower's knowledge, any of its predecessors in interest, has stored, treated or disposed of any hazardous waste on any Premises, as defined pursuant to 40 CFR Part 261 or any equivalent Environmental Law.

               (d) Neither the Borrower nor any of its Subsidiaries has received any summons, complaint, order or similar written notice that it is not currently in compliance with, or that any Public Authority is investigating its compliance with, any Environmental Laws or that it is or may be liable to any other Person as a result of a Release or threatened Release of a Contaminant.

               (e) None of the present or past operations of the Borrower and its Subsidiaries is the subject of any investigation by any Public Authority evaluating whether any remedial action is needed to respond to a Release or threatened Release of a Contaminant.

               (f) There is not now, nor to the best of the Borrower's knowledge has there ever been on or in the Premises:

                    (i)   any underground storage tanks or surface impoundments,

                    (ii)  any asbestos containing materials, or

                    (iii) any polychlorinated biphenyls (PCB's) used in hydraulic oils, electrical transformers or other equipment.

               (g) Neither the Borrower nor any of its Subsidiaries has filed any notice under any requirement of Environmental Law reporting a spill or accidental and unpermitted release or discharge of a Contaminant into the environment.

               (h) Neither the Borrower nor any of its Subsidiaries has entered into any negotiations or settlement agreements with any Person (including, without limitation, the prior owner of its property) imposing material obligations or liabilities on the borrower or any of its Subsidiaries with respect to any remedial action in response to the Release of a Contaminant or environmentally related claim.

               (i) None of the products manufactured, distributed or sold by the Borrower or any of its Subsidiaries contain asbestos material.

               (j) No Environmental Lien has attached to any Premises of the Borrower or any of its Subsidiaries.

          9.20 No Violation of Law. Neither the borrower nor Paradyne Canada is in violation of any law, statute, regulation, ordinance, judgment, order, or decree applicable to it which violation would in any respect materially and adversely affect the Collateral, the Canadian Collateral, the repayment of the Obligations, the Lender's rights under the Loan Documents, or their respective businesses, operations, or financial condition.

          9.21 No Default. Neither the Borrower nor Paradyne Canada is in default with respect to any note, indenture, loan agreement, mortgage, lease, deed, or other agreement to which it is a party or bound, which default could reasonably be expected to materially and adversely affect the Collateral, the Canadian Collateral, the repayment of the Obligations, the Lender's rights under the Loan Documents, or their respective Property, business, operations, or condition (financial or otherwise).

          9.22 ERISA Compliance. Except as specifically disclosed in Schedule 9.22:

               (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and to the best knowledge of the Borrower, nothing has occurred which would cause the loss of such qualification. The Borrower and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

               (b) There are no pending or, to the best knowledge of Borrower, threatened claims, actions or lawsuits, or action by any Public Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a material adverse effect on the Borrower's business or operations. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a material adverse effect on the Borrower's business or operations.

               (c) (i) No ERISA Event has occurred or is reasonable expected to occur; (ii) no Pension Plan has any unfunded pension liability; (iii) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could subject any Person to Section 4069 or 4212(c) of ERISA.

          9.23 Taxes. The Borrower and Paradyne Canada have filed all tax returns and other reports required to be filed and have paid all Taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets that are otherwise due and payable, except to the extent that any failure by the Borrower or Paradyne Canada to file or pay such Taxes, assessments, fees and other governmental changes does not result in any Liens attaching to Property of the Borrower or Paradyne Canada or does not have a material adverse effect on the business, operations or financial condition of the Borrower or Paradyne Canada.

          9.24 Use of Proceeds. None of the transactions contemplated in this Agreement (including, without limitation, the use of proceeds from the Revolving Loans) will violate or result in the violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulations issued pursuant thereto, including without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System ("Federal Reserve Board"), 12 CFR, Chapter II. Borrower does not own or intend to carry or purchase any "margin stock" within the meaning of said Regulation U or G. None of the proceed of the loans will be used, directly or indirectly, to purchase or carry (or refinance any borrowing, the proceeds of which were used to purchase or carry) any "security" within the meaning of the Securities Exchange Act of 1934, as amended.

          9.25 Private Offerings. Borrower has not, directly or indirectly, offered the Revolving Loans for sale to, or solicited offers to buy part thereof from, or otherwise approached or negotiated with respect thereto with any prospective purchaser other than Lender. Borrower hereby agrees that neither it nor anyone acting on its behalf has offered or will offer the Revolving Loans or any part thereof or any similar securities for issue or sale to or solicit any offer to acquire any of the same from anyone so as to bring the issuance thereof within the provisions of Section 5 of the Securities Act of 1933, as amended.

          9.26 Broker's Fees. No Person is entitled to any brokerage or finder's fee with respect to the transactions described in this Agreement.

          9.27 No Material Adverse Change. As of the Closing Date no material adverse change has occurred in the Borrower's or Paradyne Canada's Property, business, operations, or financial condition since the date of the Financial Statements delivered to the Lender.

          9.28 Disclosure. Neither this Agreement nor any document or statement furnished to the Lender by or on behalf of the Borrower hereunder contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein or therein not misleading.

     10. AFFIRMATIVE AND NEGATIVE COVENANTS. The Borrower covenants that, so long as any of the Obligations remain outstanding or this Agreement is in effect:

          10.1 Taxes and Other Obligations. The Borrower and Paradyne Canada shall: (a) file when due all tax returns and other reports which it is required to file, pay, or provide for the payment, when due, of all Taxes, fees, assessments and other governmental charges against it or upon its Property, income, and franchises, make all required withholding and other tax deposits, and establish adequate reserves for the payment of all such items, and shall provide to the Lender, upon request, satisfactory evidence of its timely compliance with the foregoing; and (b) pay when due and before the expiration of any applicable grace period, all material Debt owed by it and perform and discharge in a timely manner all other material obligations undertaken by it; provided, however that the Borrower and Paradyne Canada need not pay any tax, fee, assessment, governmental charge, or Debt, or perform or discharge any other obligation, that it is contesting in good faith by appropriate proceedings diligently pursued. For purposes of this Section 10.1(b), "material Debt" shall mean Debt in an aggregate amount in excess of $500,000 and "material obligations" shall mean obligations the breach of which could reasonably be expected to result in damages in an aggregate amount in excess of $500,000.

          10.2 Corporate Existence and Good Standing. The Borrower and Paradyne Canada shall maintain its corporate existence and its qualification and good standing in all states in which failure to qualify could have a material adverse effect on Borrower or Paradyne Canada, and shall obtain and maintain all licenses, permits, franchises and governmental authorizations necessary to conduct its business and own its Property.

          10.3 Compliance with Law and Agreements. The Borrower and Paradyne Canada shall comply with the terms and provisions of each judgment, law, statute, rule, and governmental regulation applicable to it and each contract, mortgage, lien, lease, indenture, order, instrument, agreement, or document to which it is a party or by which it is bound.

          10.4 Maintenance of Property and Insurance. The Borrower and each of its Subsidiaries shall: (a) maintain all of its Property necessary and useful in its business in good operating condition and repair, ordinary wear and tear excepted; and (b) in addition to the insurance required by Section 7.7, maintain with financially sound and reputable insurers such other insurance with respect to its Property and business against casualties and contingencies of such types (including, without limitation, business interruption, environmental liability, public liability, product, liability, and larceny, embezzlement or other criminal misappropriation) and in such amounts as is customary for Persons of established reputation engaged in the same or a similar business and similarly situated, naming the Lender, at its request, as additional insured under each such policy.

          10.5 ENVIRONMENTAL LAWS. The Borrower and each of its Subsidiaries shall conduct their respective businesses in compliance in all material respects with all Environmental Laws applicable to it, including, without limitation, those relating to the Borrower's generation, handling, use, storage, and disposal of hazardous and toxic wastes and substances. The Borrower shall take prompt and appropriate action to respond to any non-compliance with Environmental Laws and shall regularly report to the Lender on such response. Without limiting the generality of the foregoing, whenever the Borrower gives notice to the lender pursuant to Section 8.3(g) the Borrower shall, at the Lender's request and the Borrower's expense: (a) cause an independent environmental engineer acceptable to the Lender to conduct such tests of the site where the Borrower's noncompliance or alleged non-compliance with Environmental Laws has occurred and prepare and deliver to the Lender a report setting forth the results of such tests, a proposed plan for responding to any environmental problems described therein, and an estimate of the costs thereof; and (b) provide to the Lender a supplemental report of such engineer whenever the scope of the environmental problems, or the Borrower's response thereto or the estimated costs thereof, shall change.

          10.6 ERISA. The Borrower shall cause each Plan, which has been designated to be so, to be qualified within the meaning of Section 401(a) of the Code and to be administered in all respects in compliance with Section 401(a) of the Code. The Borrower shall cause each Plan to be administered in all material respects in compliance with ERISA.

          10.7 MERGERS, CONSOLIDATIONS, ACQUISITIONS, OR SALES. Neither the Borrower nor Paradyne Canada shall enter into any transaction of merger, reorganization, or consolidation, or transfer, sell, assign, lease, or otherwise dispose of all or any part of its Property, or wind up, liquidate or dissolve, or agree to do any of the foregoing, except dispositions of Property permitted under Sections 7.4, 10.13 and 10.16 and any disposition of the Premisys Communications Contract which would not materially adversely affect the business, operations or financial condition of the Borrower.

          10.8 DISTRIBUTIONS; CAPITAL CHANGES. Neither the Borrower nor Paradyne Canada shall: (a) directly or indirectly declare or make, or incur any liability to make, any Distribution, except (i) Distributions to the Borrower by Paradyne Canada and (ii) Distributions that are permitted pursuant to the tests set forth in Section 4(d) of the Lucent Core Business Note, and that are expressly approved by the Lender at any time that Revolving Loans are outstanding under this Agreement, or if at the time of such Distribution no Revolving Loans will be outstanding under this Agreement, the Borrower shall give the Lender five (5) Business Days prior notice of any such Distribution; or (b) make any change in its capital structure which could adversely affect the repayment of the Obligations.

          10.9 TRANSACTIONS AFFECTING COLLATERAL OR OBLIGATIONS. Neither the Borrower nor Paradyne Canada shall enter into any transaction which materially and adversely affects the Collateral or the Borrower's ability to repay the Obligations.

          10.10 GUARANTIES. Other than any Guaranty set forth on Schedule 10.10, neither the Borrower nor Paradyne Canada shall make, issue, or become liable on any Guaranty, except a

Guaranty in favor of the Lender and endorsements of instruments for deposit, and a Guaranty by the Borrower of any obligations of a Subsidiary of the Borrower in the ordinary course of business in an aggregate amount for all Subsidiaries not exceeding $500,000.

                    10.11 Debt. Neither the Borrower nor Paradyne Canada shall incur or maintain any Debt, other than: (a) the Obligations; (b) trade payables and contractual obligations arising in the ordinary course of business; (c) other Debt existing on the Closing Date and reflected in the Financial Statements attached as Exhibit B-1, (d) permitted other Debt as set forth on
Schedule 9.9; (e) Capital Leases or other purchase money Debt incurred in connection with Capital Expenditures: (f) Debt which by its terms is expressly subordinated to the Obligations pursuant to a subordination agreement in form and substance satisfactory to the Lender; (g) any Guaranties permitted under
Section 10.10; (h) other Debt not exceeding in the aggregate $500,000 at any one time outstanding; (i) intercompany Debt between Paradyne Canada and the Borrower as permitted under Section 10.13; and (j) the sale and leaseback of the Premises as permitted under Section 10.16.

                    10.12 Prepayment; Payment Terms. Neither the Borrower nor Paradyne Canada shall voluntarily prepay any Debt, except the Obligations in accordance with their terms, and liabilities and obligations to trade creditors and taxing authorities, and the Borrower shall not agree to modify the payment terms of or the interest rate under any of the Lucent Core Business xxx, the Interim Notes or any notes issued under the RentalCo Guaranty.

                    10.13 Transactions with Affiliates. Other than transactions between the Borrower and Paradyne Canada contemplated by this Agreement and the Canadian Documents, and except as set forth below, neither the Borrower nor any of its Subsidiaries shall: sell, transfer, distribute, or pay any money or Property to any Affiliate, or lend or advance money or Property to any Affiliate, or invest in (by capital contribution or otherwise) or purchase or repurchase any stock or indebtedness or any Property of any Affiliate, or become liable on any Guaranty of the indebtedness, dividends, or other obligations of any Affiliate. Notwithstanding the foregoing the Borrower and its Subsidiaries may engage in transactions with Affiliates: (a) in order to pay reasonable compensation and benefits to officers and directors of the Borrower and its Subsidiaries commensurate with compensation and benefits levels of companies engaged in a similar business in similar circumstances; (b) in order to provide management, administrative and other services to RentalCo, LeaseCo and CapCo so long as (i) the Borrower receives prompt payment for such services and (ii) following an Event of Default the Borrower continues to provide such services consistent with such services provided prior to an Event of Default; (c) in order to lend money to its Subsidiaries in an aggregate amount (including Debt of Subsidiaries arising on the Closing Date) not to exceed at any time $10,500,000 for all Subsidiaries; (d) in order to consummate the transfer of the license agreements set forth on Schedule 10.13 from the Borrower to CapCo in accordance with the terms of the Paradyne/CapCo Assignment Agreement dated as of July 31, 1996 among CapCo, the Seller and the Borrower (the "Paradyne/CapCo Assignment Agreement), at or as soon as practicable following the closing of the Acquisition Agreement and the cash payments to be made by the Borrower to CapCo pursuant to the Paradyne/CapCo Assignment Agreement; (e) the sale of equipment to RentalCo pursuant to Section 5 of the Intercompany Services Agreement between the Borrower and RentalCo dated as of July 31, 1996; (f) the license of rights pursuant to the Cross License Agreement between the Borrower and CapCo dated as of July 31, 1996; (g) in the ordinary course of business in amounts and upon terms fully disclosed to the Lender and no less favorable to the Borrower or such Subsidiary than would obtain in a comparable arm's length transaction with a third party who is not an Affiliate; (h) in order to pay closing fees and expenses in connection with the transactions contemplated by the Acquisition Agreement; and (i) in order to pay an annual consulting/management fee to TPG in an amount not to exceed $200,000 in the aggregate in any Fiscal Year; provided however, that the Borrower and its Subsidiaries may only engage in the transactions described in subparagraph (i) above if no Event of Default has occurred and is continuing; and provided, further, that the agreements referred to in subparagraphs (d),(e) and (f) are those in effect on the Closing Date without regard to any subsequent amendment or modification.

          10.14 Business Conducted. The Borrower and Paradyne Canada shall not engage, directly or indirectly, in any line of business other than the business in which the Borrower and Paradyne Canada are engaged on the Closing Date.

          10.15 Liens. Neither the Borrower nor Paradyne Canada shall create, incur, assume, or permit to exist any Lien on any Property now owned or hereafter acquired by any of them, except Permitted Liens.

          10.16 Sale and Leaseback Transactions. Neither the Borrower nor Paradyne Canada shall, directly or indirectly, enter into any arrangement with any Person providing for the commercially reasonable terms) that the Borrower or Paradyne Canada has or will sell or otherwise transfer to such Person.

          10.17 New Subsidiaries. The Borrower shall not, directly or indirectly, organize or acquire any Subsidiary other than a Subsidiary to engage in the XDSL modem and associated product business (the "Broadband Subsidiary"); provided, however, that upon the formation of the Broadband Subsidiary this Agreement shall be amended to include the Broadband Subsidiary as a co-borrower hereunder or as a guarantor of the Obligations as the Lender may elect, all on terms and conditions (including, without limitation, Liens on its assets in favor of the Lender) and pursuant to documentation in form and substance satisfactory to the Lender.

          10.18 Restricted Investments. Neither the Borrower nor any of its Subsidiaries shall make any Restricted Investment.

          10.19 Further Assurances. The Borrower shall execute and deliver, or cause to be executed and delivered, to the Lender such documents and agreements, and shall take or cause to be taken such actions, as the Lender may, from time to time, request to carry out the terms and conditions of this Agreement and the other Loan Documents.

     11. CLOSING: CONDITIONS TO CLOSING CONDITIONS TO CLOSING. The Lender will not be obligated to make the initial Revolving Loans or to obtain any Letters of

Credit on the Closing Date, unless the following conditions precedent have been satisfied in a manner satisfactory to Lender:

          11.1 Conditions Precedent to Making of Revolving Loans on the Closing Date.

               (a) Representations and Warranties; Covenants. The Borrower's representations and warranties contained in this Agreement and the other Loan Documents shall be correct and complete; the Borrower shall have performed and complied with all covenants, agreements, and conditions contained herein and in the other Loan Documents which are required to have been performed or complied with.

               (b) Delivery of Documents. The Borrower shall have delivered, or caused to be delivered, to the Lender such documents, instruments and agreements as the Lender shall request in connection herewith, duly executed by all parties thereto other than the Lender, and in form and substance satisfactory to the Lender and its counsel, including, without limitation the following:

                    (i)       This Agreement;

                    (ii)      The Intercreditor Agreement;

                    (iii)     The Patent and Trademark Assignments;

                    (iv)      The Canadian Guaranty;

                    (v)       The Canadian Security Agreement;

                    (vi) The Payment Account agreements required to be delivered by the Lender pursuant to Section 7.10 and the side letter from Affiliates of the Borrower concerning such agreements;

                    (vii) The Acquisition Agreement and all such other related documents, instruments and agreements as the Lender shall request in connection therewith;

                    (viii) Duly executed copies of all financing statements and other documents, instruments and agreements, properly executed, deemed necessary or appropriate by the Lender to create in favor of the Lender a first priority perfected security interest in and lien upon the Collateral and the Canadian Collateral;

                    (ix) Certified copies of resolutions of the Board of Directors of each of the Borrower and Paradyne Canada approving the execution and delivery of the Loan Documents, the performance of the Obligations and the consummation of the transactions contemplated thereby;

                  (x) A certificate of the Secretary or an Assistant Secretary of each of the Borrower and Paradyne Canada certifying the names and true signatures of the officers of the Borrower and Paradyne Canada, as applicable, authorized to sign the Loan Documents;

                  (ix) An opinion of counsel for the Borrower, which counsel shall be satisfactory to the Lender and its counsel, in form and substance acceptable to the Lender and its counsel;

                  (xii) A copy of the Certificate of Incorporation of the Borrower certified by the Secretary of State of Delaware as of a recent date;

                  (xiii) A copy of the Bylaws of each of the Borrower and Paradyne Canada, certified by the Secretary or an Assistant Secretary of the Borrower Paradyne Canada, as applicable, as of the date of this Agreement as being accurate and complete; and

                  (xiv) A Certificate of the Secretary of State of the State of Delaware certifying that the Borrower is in good standing as of a recent date.

              (c) Termination of Liens. The Lender shall have received duly executed UCC-3 Termination Statements and other instruments, in form and substance satisfactory to the Lender, as shall be necessary to terminate and satisfy all Liens on the Property of the Borrower and its Subsidiaries except Permitted Liens.

              (d) Closing Fee. The Borrower shall have paid in full the Closing Fee.

              (e) Payment of Fees and Expenses. The Borrower shall have paid all fees and expenses of the Lender's outside counsel, Morrison & Foerster LLP, and all other fees and expenses of the Lender incurred in connection with any of the Loan Documents and the transactions contemplated thereby.

              (f) Required Approvals. The Lender shall have received certified copies of all consents or approvals of any Public Authority or other Person which the Lender determines is required in connection with the transactions contemplated by this Agreement.

              (g) No Material Adverse Change. There shall have occurred no material adverse change in the Borrower's business or financial condition or in the Collateral since July 1, 1996.

              (h) Proceedings. All proceedings to be taken, and all transactions to be consummated, as contemplated by the Acquisition Agreement and this Agreement, and all documents contemplated in connection therewith and herewith, shall be satisfactory in form and substance to the Lender and its counsel.

               (i) Unused Availability. Following the initial disbursements and advances hereunder the Availability shall be greater than $10,000,000.

               (j) Post Closing Letter. The Borrower and the Lender shall have entered into that certain letter agreement of even date herewith concerning actions to be taken post-closing (the "Post-Closing Letter").

          11.2 Conditions Precedent to Each Loan. The obligation of the Lender to make each Revolving Loan or to provide for the issuance of any Letter of Credit shall be subject to the conditions precedent that on the date of any such extension of credit the following statements shall be true, and the acceptance by the Borrower of any extension of credit shall be deemed to be a statement to the effect set forth in clauses (a) and (b), with the same effect as the delivery to the Lender of a certificate signed by the chief executive officer and chief financial officer of the Borrower, dated the date of such extension of credit, stating that:

               (a) The representations and warranties contained in this Agreement and the other Loan Documents are correct in all material respects on and as of the date of such extension of credit as though made on and as of such date, except to the extent the Lender has been notified by the Borrower that any representation or warranty is not correct and the Lender has explicitly waived in writing compliance with such representation or warranty; and

               (b) No Default or Event of Default has occurred and is continuing, or would result from such extension of credit.

     12.  DEFAULT; REMEDIES.

          12.1 Events of Default. It shall constitute an event of default ("Event of Default") if any one or more of the following shall occur for any reason:

               (a) failure to make payment of principal, interest, fees or premium on any of the Obligations when due;

               (b) any representation or warranty made or deemed made by the Borrower in this Agreement, any of the other Loan Documents, any Financial Statement, or any certificate furnished by the Borrower or any Subsidiary at any time to the Lender shall prove to be untrue in any material respect as of the date when made, deemed made, or furnished;

               (c) default shall occur in the observance or performance of any of the covenants and agreements contained in this Agreement (and in the case of any default under Sections 7.8, 8.2, 10.1(a) and 10.4, such default shall continue for a period of 30 days), the other Loan Documents, or any other agreement entered into at any time to which the Borrower and the Lender are party, or if any such agreement or document shall terminate (other than in accordance with its terms or with the written consent of the Lender) or become void or unenforceable without the written consent of the Lender;

               (d) any default shall occur under any of the Lucent Core Business Note, the Interim Notes or any notes issued pursuant to the RentalCo Guaranty, beyond any grace period;

               (e) default shall occur in the payment of any principal or interest on any indebtedness for borrowed money (other than the Obligations or Debt described in Section 12.1(d)) beyond any period of grace provided with respect thereto;

               (f) the Borrower or any Subsidiary shall: (i) file a voluntary petition in bankruptcy or file a voluntary petition or an answer or otherwise commence any action or proceeding seeking reorganization, arrangement or readjustment of its debts or for any other relief under the Federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing, or consent to, approve of, or acquiesce in, any such petition, action or proceeding; (ii) apply for or acquiesce in the appointment of a receiver, assignee, liquidator, sequestrator, custodian, trustee or similar officer for it or for all or any part of its Property; (iii) make an assignment for the benefit of creditors; or (iv) be unable generally to pay its debts as they become due;

               (g) an involuntary petition shall be filed or an action or proceeding otherwise commenced seeking reorganization, arrangement or readjustment of the Borrower's or any Subsidiary's debts or for any other relief under the Federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing, and such petition or action or proceeding shall remain undismissed or undischarged for a period of forty five (45) days;

               (h) a receiver, assignee, liquidator, sequestrator, custodian, trustee or similar officer for the Borrower or any Subsidiary or for all or any part of their Property shall be appointed involuntarily and shall remain in place for a period of forty five (45) days; or a warrant of attachment, execution or similar process shall be issued against any part of the Property of the Borrower or any Subsidiary and such warrant, execution or similar process shall not have been vacated, discharged, stayed, satisfied or bonded pending appeal within forty five (45) days from the entry thereof;

               (i) the Borrower or any Subsidiary shall file a certificate of dissolution under applicable state law or shall be liquidated, dissolved or wound-up or shall commence or have commenced against it any action or proceeding for dissolution, winding-up or liquidation, or shall take any corporate action in furtherance thereof;

               (j) all or any material part of the Property of the Borrower shall be nationalized, expropriated or condemned, seized or otherwise appropriated, or custody or control of such Property or of the Borrower shall be assumed by any Public Authority or any court of competent jurisdiction at the instance of any Public Authority, except where contested in good faith by proper proceedings diligently pursued where a stay of enforcement is in effect;

               (k) the Canadian Guaranty or any other guaranty of the Obligations shall be terminated, revoked or declared void or invalid;

               (l) any default occurs under the RentalCo Guaranty which is not cured by the issuance of notes by the Borrower pursuant thereto;

               (m) one or more final judgments for the payment of money aggregating in excess of $1,000,000 (whether or not covered by insurance) shall be rendered against the Borrower or any Subsidiary and the Borrower or such Subsidiary shall fail to discharge the same within thirty (30) days from the date of notice of entry thereof or to appeal therefrom;

               (n) any loss, theft, damage or destruction of any item or items of Collateral occurs which: (i) materially and adversely affects the operation of the Borrower's business or (ii) is material in amount and is not adequately covered by insurance;

               (o) (i) TPG ceases to own a majority of the limited partnership interest in the Partnership, (ii) TPG ceases to own and control a majority of the outstanding capital stock of the general partner of the Partnership (the "General Partner"), (iii) the General partner ceases to be the sole General Partner of the Partnership; (iv) TPG shall cease to have the ability to elect a majority of the Board of Directors (or other equivalent governing body) of the General Partner and, if applicable, the Partnership, (v) the Parent shall cease to be a Subsidiary of the Partnership or (vi) the Parent shall cease to own and control one hundred percent (100%) of the outstanding stock of the Borrower;

               (p) any event or condition shall occur or exist with respect to a Plan that could, in the Lender's reasonable judgment, subject the Borrower or any Subsidiary to any tax, penalty or liability under ERISA, the Code or otherwise which in the aggregate is material in relation to the business, operations, Property or financial or other condition of the Borrower; or

               (q) there occurs any material adverse change in the Borrower's business, operations, or financial condition.

     13.  REMEDIES.

               (a) If an Event of Default exists, the Lender may, without notice to or demand on the Borrower, do one or more of the following at any time or times and in any order: (i) reduce the Availability or one or more of the elements thereof; (ii) restrict the amount of or refuse to make Revolving Loans and restrict or refuse to arrange for Letters of Credit; (iii) terminate this Agreement; (iv) declare any or all Obligations to be immediately due and payable (provided however that upon the occurrence of any Event of Default described in Sections 12.1(e), 12.1(f), 12.1(g), or 12.1(h), all Obligations shall automatically become immediately due and payable); and (v) pursue its other rights and remedies under the Loan Documents and applicable law.

               (b) If an Event of Default exists: (i) the Lender shall have, in addition to all other rights, the rights and remedies of a secured party under the UCC; (ii) the Lender may, at any time, take possession of the Collateral and keep it on the Borrower's premises, at no cost to the Lender, or remove any part of it to such other place or places as the Lender may desire, or the Borrower shall, upon the Lender's demand, at the Borrower's cost, assemble the Collateral and make it available to the Lender at a place reasonably convenient to the Lender; and (iii) the Lender may sell and deliver any Collateral at public or private sales, for cash, upon credit or otherwise, at such prices and upon such terms as the Lender deems advisable, in its sole discretion, and may, if the Lender deems it reasonable, postpone or adjourn any sale of the Collateral by an announcement at the time and place of sale or of such postponed or adjourned sale without giving a new notice of sale. Without in any way requiring notice to be given in the following manner, the Borrower agrees that any notice by the Lender of sale, disposition or other intended action hereunder or in connection herewith, whether required by the UCC or otherwise, shall constitute reasonable notice to the Borrower if such notice is mailed by registered or certified mail, return receipt requested, postage prepaid, or is delivered personally against receipt, at least five (5) days prior to such action to the Borrower's address specified in or pursuant to Section 15.11. If any Collateral is sold on terms other than payment in full at the time of sale, no credit shall be given against the Obligations until the Lender receives payment, and if the buyer defaults in payment, the Lender may resell the Collateral without further notice to the Borrower. In the event the Lender seeks to take possession of all or any portion of the Collateral by judicial process, the Borrower irrevocably waives: (a) the posting of any bond, surety or security with respect thereto which might otherwise be required; (b) any demand for possession prior to the commencement of any suit or action to recover the Collateral; and (c) any requirement that the Lender retain possession and not dispose of any Collateral until after trial or final judgment. The Borrower agrees that the Lender has no obligation to preserve rights to the Collateral or marshal any Collateral for the benefit of any Person. The Lender is hereby granted a license or other right to use, without charge, the Borrower's labels, patents, copyrights, name, trade secrets, trade names, trademarks, and advertising matters, or any similar property, in completing production of, advertising or selling any Collateral, and the Borrower's rights under all licenses and all franchise agreements shall inure to the Lender's benefit. The proceeds of sale shall be applied first to all expenses of sale, including attorneys' fees, and second, in whatever order the Lender elects, to all Obligations. The Lender will return any excess to the Borrower or such other Person as shall be legally entitled thereto and the Borrower shall remain liable for any deficiency.

               (c)  If an Event of Default occurs, the Borrower hereby waives
(i) all rights to notice and hearing prior to the exercise by the Lender of the Lender's rights to repossess the Collateral without judicial process or to replevy, attach or levy upon the Collateral without notice or hearing, and (ii) all rights of set-off and counterclaim against Lender.

               (d) If the Lender terminates this Agreement upon an Event of Default, the Borrower shall pay the Lender, immediately upon termination, an early termination penalty equal to the early termination fee that would have been payable under Section 14 if this Agreement had been terminated on that date pursuant to the Borrowers election.

     14. TERM AND TERMINATION. This Agreement shall expire on the Stated Termination Date unless terminated or automatically extended as provided in this Section. This Agreement shall automatically be renewed thereafter for successive one-year terms, unless this Agreement is terminated as provided below. The Lender and the Borrower shall have the right to terminate this Agreement, without premium or penalty, at the end of the initial term or at the end of any renewal term by giving the other written notice not less than sixty (60) days prior to the end of such term by registered or certified mail. The Borrower may also terminate this Agreement at any time during its initial term or any successive renewal term if: (a) it gives the Lender sixty (60) days prior written notice of termination by registered or certified mail; (b) it pays and performs all Obligations on or prior to the effective date of termination; and (c) it pays the Lender, on or prior to the effective date of termination, (i) three percent (3.0%) of the average amount of the Revolving Loans and Letters of Credit outstanding during the prior 180 day period (or lesser period if within 180 days of the Closing Date) if such termination is made on or prior to the first Anniversary Date; (ii) two percent (2.0%) of the average amount of the Revolving Loans and Letters of Credit outstanding during the prior 180 day period if such termination is after the first Anniversary Date but prior to the second Anniversary Date; (iii) one percent (1.0%) of the average amount of the Revolving Loans and Letters of Credit outstanding during the prior 180 day period if such termination is after the second Anniversary Date but prior to the third Anniversary Date; and (iv) one-half percent (0.5%) of the average amount of the Revolving Loans and Letters of Credit outstanding during the prior 180 day period if such termination is after the third Anniversary Date, including during any renewal term. The Lender may also terminate this Agreement without notice upon an Event of Default. Upon the effective date of termination of this Agreement for any reason whatsoever, all Obligations shall become immediately due and payable and Borrower shall immediately arrange for the cancellation of Letters of Credit then outstanding. notwithstanding the termination of this Agreement, until all Obligations (including, without limitation, all unpaid principal of and accrued interest on the Term Loan) are paid and performed in full, the Lender shall retain all its rights and remedies hereunder (including, without limitation, in all then existing and after-arising Collateral). After the first Anniversary Date, the Lender shall waive any otherwise payable early termination fee in the event that either (a) all Obligations under this Agreement are refinanced pursuant to a credit facility agented by the Bank, or (b) the Bank will receive up-front fees in connection with such a refinancing in an amount equal to or greater than the otherwise payable early termination fee set forth above.

     15.  MISCELLANEOUS.

          15.1 Cumulative Remedies; No Prior Recourse to Collateral No Prior Recourse to Collateral. The enumeration herein of the Lender's rights and remedies is not intended to be exclusive, and such rights and remedies are in addition to and not by way of limitation of any other rights or remedies that the Lender may have under the UCC or other applicable law. The Lender shall have the right, in its sole discretion, to determine which rights and remedies are to be exercised and in which order. The exercise of one right or remedy shall not preclude the exercise of any others, all of which shall be cumulative. The Lender may, without limitation, proceed directly against the Borrower to collect the Obligations without any prior recourse to the Collateral.

          15.2 No Implied Waivers. No act, failure or delay by the Lender shall constitute a waiver of any of its rights and remedies. No single or partial waiver by the Lender of any provision of this Agreement or any other Loan Document, or of breach or default hereunder or thereunder, or of any right or remedy which the Lender may have, shall operate as a waiver of any other provision, breach, default, right or remedy or of the same provision, breach, default, right or remedy on a future occasion. No waiver by the Lender shall affect its rights to require strict performance of this Agreement.

          15.3 Severability. If any provision of this Agreement shall be prohibited or invalid, under applicable law, it shall be is effective only to such extent, without invalidating the remainder of this Agreement.

          15.4 Governing Law. This Agreement shall be deemed to have been made in the State of California and shall be governed by and interpreted in accordance with the laws of such state, except that no doctrine of choice of law shall be used to apply the laws of any other state or jurisdiction.

          15.5 Consent to Jurisdiction and Venue; Service of Process Service of Process. The Borrower agrees that, in addition to any other courts that may have jurisdiction under applicable laws, any action or proceeding to enforce or arising out of this Agreement or any of the other Loan Documents may be commenced in the Superior Court of the State of California for the County of Los Angeles, or in the United States District Court for the Central District of California, and the Borrower consents and submits in advance to such jurisdiction and agrees that venue will be proper in such courts on any such matter. The Borrower hereby waives personal service of process and agrees that a summons and complaint commencing an action or proceeding in any such court shall be properly served and shall confer personal jurisdiction if served by registered or certified mail to the Borrower. Should the Borrower fail to appear or answer any summons, complaint, process or papers so served within thirty (30) days after the mailing or other service thereof, it shall be deemed in default and an order or judgement may be entered against it as demanded or prayed for in such summons, complaint, process or papers. The choice of forum set forth in this section shall not be deemed to preclude the enforcement of any judgement obtained in such forum, or the taking of any action under this Agreement to enforce the same, in any appropriate jurisdiction.

          15.6 Waiver of Jury Trial. THE BORROWER HEREBY WAIVES TRIAL BY JURY, RIGHTS OF SETOFF, AND THE RIGHT TO IMPOSE COUNTERCLAIMS IN ANY LITIGATION IN
ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, THE OBLIGATIONS OR THE COLLATERAL, OR ANY INSTRUMENT OR DOCUMENT DELIVERED PURSUANT HERETO OR THERETO, OR ANY OTHER CLAIM OR
DISPUTE HOWSOEVER ARISING, BETWEEN THE BORROWER AND THE LENDER. THE BORROWER CONFIRMS THAT THE FOREGOING WAIVERS ARE INFORMED AND FREELY MADE.

          15.7  Arbitration; Reference Proceeding.

                (a) ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES, INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY AGREEMENTS OR INSTRUMENTS RELATING HERETO OR DELIVERED IN CONNECTION HEREWITH AND ANY

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
CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL AT THE REQUEST OF ANY PARTY BE DETERMINED BY ARBITRATION. THE ARBITRATION SHALL BE CONDUCTED IN ACCORDANCE WITH THE UNITED STATES ARBITRATION ACT (TITLE 9, U.S. CODE), NOTWITHSTANDING ANY CHOICE OF LAW PROVISION IN THIS AGREEMENT, AND UNDER THE COMMERCIAL RULES OF THE AMERICAN ARBITRATION ASSOCIATION ("AAA"). THE ARBITRATION SHALL BE CONDUCTED WITHIN LOS ANGELES COUNTY, CALIFORNIA. THE ARBITRATOR(S) SHALL GIVE EFFECT TO STATUTES OF LIMITATION IN DETERMINING ANY CLAIM. ANY CONTROVERSY CONCERNING WHETHER AN ISSUE IS ARBITRABLE SHALL BE DETERMINED BY THE ARBITRATOR(S). JUDGMENT UPON THE ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. THE INSTITUTION AND MAINTENANCE OF AN ACTION FOR JUDICIAL RELIEF OR PURSUIT OF A PROVISIONAL OR ANCILLARY REMEDY SHALL NOT CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE PLAINTIFF, TO SUBMIT THE CONTROVERSY OR CLAIM TO ARBITRATION IF ANY OTHER PARTY CONTESTS SUCH ACTION FOR JUDICIAL RELIEF.

               (b) Notwithstanding the provisions of subparagraph (a), no controversy or claim shall be submitted to arbitration without the consent of all parties if, at the time of the proposed submission, such controversy or claim arises from or relates to an obligation to the Lender which is secured by real property collateral located in California. If all parties do not consent to submission of such a controversy or claim to arbitration, the controversy or claim shall be determined as provided in subparagraph (c).

               (c) A controversy or claim which is not submitted to arbitration as provided and limited in subparagraphs (a) and (b) shall, at the request of any party, be determined by a reference in accordance with California Code of Civil Procedure Section 638 et al. If such an election is made, the parties shall designate to the court a referee or referees selected under the auspices of the AAA in the same manner as arbitrators are selected in AAA- sponsored proceedings. The presiding referee of the panel, or the referee if there is a single referee, shall be an active attorney or retired judge. Judgment upon the award rendered by such referee or referees shall be entered in the court in which such proceeding was commenced in accordance with California Code of Civil Procedure Sections 644 and 645.

               (d) No provision of this paragraph shall limit the right of any party to this Agreement to exercise self-help remedied such as setoff, to foreclose against or sell any real or personal property collateral or security, or to obtain provisional or ancillary remedies from a ________ of competent jurisdiction before, after, or during the pendency of any arbitration or other proceeding. The exercise of a remedy does not waive the right of either party to resort to arbitration or reference. At the Lender's option, foreclosure under a deed of trust or mortgage may be accomplished either by exercise of power of sale under the deed of trust or mortgage or a judicial foreclosure.

          15.8 Survival of Representations and Warranties. All of the Borrower's representations and warranties contained in this Agreement shall survive the execution, delivery, and acceptance thereof by the parties, notwithstanding any investigation by the Lender or its agents.

          15.9 Other Security and Guaranties. The Lender may, without notice or demand and without affecting the Borrower's obligations hereunder, from time to time: (a) take from any Person and hold collateral (other than the Collateral) for the payment of all or any part of the Obligations and exchange, enforce or release such collateral or any part thereof; and (b) accept and hold any endorsement or guaranty of payment of all or any part of the Obligations and release or substitute any such endorser or guarantor, or any Person who has given any Lien in any other collateral as security for the payment of all or any part of the Obligations, or any other Person in any way obligated to pay all or any part of the Obligations.

          15.10 Fees and Expenses. The Borrower shall pay to the Lender on demand all costs and expenses that the Lender pays or incurs in connection with the negotiation, preparation, consummation, administration, enforcement, and termination of this Agreement and the other Loan Documents, including, without limitation: (a) attorneys' and paralegal's fees and disbursements of counsel to the Lender (including, without limitation, a reasonable estimate of the allocable cost of in-house counsel and staff); (b) costs and expenses including attorneys' and paralegals' fees and disbursements (including, without limitation, a reasonable estimate of the allocable cost of in-house counsel and staff) for any amendment, supplement, waiver, consent, or subsequent closing in connection with the Loan Documents and the transactions contemplated thereby;
(c) costs and expenses of lien and title searches and title insurance; (d) Taxes, fees and other charges for recording the mortgages, filing financing statements and continuations, and other actions to perfect, protect, and continue the Security Interest or the Canadian Security Interest; (e) sums paid or incurred to pay any amount or take any action required of the Borrower or Paradyne Canada under the Loan Documents that the Borrower or Paradyne Canada (as the case may be) fails to pay or take; (f) costs of appraisals, inspections, and verifications of the Collateral or the Canadian Collateral, including, without limitation, travel, lodging, and meals together with an allocated charge of $500 per day for each auditor employed by the Lender for inspections of the Collateral or the Canadian Collateral and the Borrower's or Paradyne Canada's operations; (g) costs and expenses of forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining Payment Accounts and lock boxes; (h) all amounts that the Borrower is required to pay under the Letter of Credit Agreement; (i) costs and expenses of preserving and protecting the Collateral or the Canadian Collateral; and (j) costs and expenses including attorneys' and paralegals' fees and disbursements (including, without limitation, a reasonable estimate of the allocable cost of in-house counsel and staff) paid or incurred to obtain payment of the Obligations, enforce the Security Interest or the Canadian Security Interest, sell or otherwise realize upon the Collateral or the Canadian Collateral, and otherwise enforce the provisions of the Loan Documents, or to defend any claims made or threatened against the Lender arising out of the transactions contemplated hereby (including without limitation, preparations for and consultations concerning any such matters). The foregoing shall not be construed to limit any other provisions of the Loan Documents regarding costs and expenses to be paid by the Borrower. All of the foregoing costs and expenses shall be charged to the Borrower's loan account as Revolving Loans.

         15.11 Notices. Except as otherwise provided herein, all notices, demands, and requests that either party is required or elects to give to the other shall be in writing, shall be delivered personally against receipt, or sent by recognized overnight courier services, or mailed by registered or certified mail, return receipt requested, postage prepaid, and shall be addressed to the party to be notified as follows:

         If to the Lender:     BankAmerica Business Credit, Inc.
                               Two N. Lake Avenue, Suite 400
                               Pasadena, California 91101
                               Attention: Randy Bowman

         with a copy to:       Bank of America NT&SA, Legal Department
                               10124 Old Grove Road
                               San Diego, California 92131

         If to the Borrower:   Paradyne Corporation
                               8545 126th Avenue North
                               Largo, Florida 34649

         with a copy to:       Richard Ekleberry
                               201 Main Street, Suite 2420
                               Fort Worth, Texas 76102

or to such other address as each party may designate for itself by like notice. Any such notice, demand, or request shall be deemed given when received if personally delivered or sent by overnight courier, or when deposited in the United States mails, postage paid, if sent by registered or certified mail.

         15.12 Indemnification. BORROWER HEREBY INDEMNIFIES, DEFENDS AND HOLDS LENDER, AND ITS DIRECTORS, OFFICERS, AGENTS, EMPLOYEES AND COUNSEL, HARMLESS FROM AND AGAINST ANY AND ALL LOSSES, CLAIMS, DAMAGES, LIABILITIES, DEFICIENCIES, JUDGMENTS, PENALTIES OR EXPENSES IMPOSED ON, INCURRED BY OR ASSERTED AGAINST
ANY OF THEM, WHETHER DIRECT, INDIRECT OR CONSEQUENTIAL ARISING OUT OF OR BY REASON OF ANY LITIGATION, INVESTIGATIONS, CLAIMS, OR PROCEEDINGS (WHETHER BASED ON ANY FEDERAL, STATE OR LOCAL LAWS OR OTHER STATUTES OR REGULATIONS, INCLUDING, WITHOUT LIMITATION, SECURITIES, ENVIRONMENTAL, OR COMMERCIAL LAWS AND REGULATIONS, UNDER COMMON LAW OR AT EQUITY, OR ON CONTRACT OR OTHERWISE) COMMENCED OR THREATENED, WHICH ARISE OUT OF OR ARE IN ANY WAY EASED UPON THE NEGOTIATION, PREPARATION, EXECUTION, DELIVERY, ENFORCEMENT, PERFORMANCE OR ADMINISTRATION OF THIS AGREEMENT, ANY OTHER LOAN DOCUMENT, OR ANY UNDERTAKING OR PROCEEDING

RELATED TO ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY ACT, OMISSION TO ACT, EVENT OR TRANSACTION RELATED OR ATTENDANT THERETO, INCLUDING, WITHOUT LIMITATION, AMOUNTS PAID IN SETTLEMENT, COURT COSTS, AND THE FEES AND EXPENSES OF COUNSEL REASONABLY INCURRED IN CONNECTION WITH ANY SUCH LITIGATION, INVESTIGATION, CLAIM OR PROCEEDING AND FURTHER INCLUDING, WITHOUT LIMITATIONS, ALL LOSSES, DAMAGES (INCLUDING CONSEQUENTIAL DAMAGES), EXPENSES OR LIABILITIES SUSTAINED BY THE LENDER IN CONNECTION WITH ANY ENVIRONMENTAL INSPECTION, MONITORING, SAMPLING, OR CLEANUP OF THE ENCUMBERED REAL ESTATE REQUIRED OR MANDATED BY ANY ENVIRONMENTAL LAW; PROVIDED, HOWEVER, THAT BORROWER SHALL NOT INDEMNIFY LENDER, ITS DIRECTORS, OFFICERS, AGENTS, EMPLOYEES AND COUNSEL FROM SUCH DAMAGES RESULTING FROM THEIR GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. Without limiting the foregoing, if, by reason of any suit of proceeding of any kind, nature, or description against Borrower, or by Borrower or any other party against Lender, which in Lender's sole discretion makes it advisable for Lender to seek counsel for protection and preservation of its liens and security assets, or to defend its own interest, such expenses and counsel fees shall be allowed to Lender. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this section 15.12 may be unenforceable because it is violative of any law or public policy, Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all indemnified matters incurred by Lender. The foregoing indemnity shall survive the payment of the Obligations and the termination of this Agreement. All of the foregoing costs and expenses shall be part of the Obligations and secured by the Collateral.

          15.13 Waiver of Notices. Unless otherwise expressly provided herein, the Borrower waives presentment, protest and notice of demand or dishonor and protest as to any instrument, as well as any and all other notices to which it might otherwise be entitled. No notice to or demand on the Borrower which the Lender may elect to give shall entitle the Borrower to any or further notice or demand in the same, similar or other circumstances.

          15.14 Binding Effect: Assignment. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective representatives, successors and assigns of the parties hereto; provided, however, that no interest herein may be assigned by the Borrower without the prior written consent of the Lender. The rights and benefits of the Lender hereunder shall, if the Lender so agrees, inure to any party acquiring any interest in the Obligations or any part thereof

          15.15 Modification. This Agreement is intended by the Borrower and the Lender to be the final, complete, and exclusive expression of the agreement between them. This Agreement supersedes any and all prior oral or written agreements relating to the subject matter hereof and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no oral agreements between the parties. No modification, rescission, waiver, release, or amendment of any provision of this Agreement shall be made,

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except by a written agreement signed by the Borrower and a duly authorized officer of the Lender.

          15.16 Counterparts. This Agreement may be executed in any number of counterparts, and by the Lender and the Borrower in separate counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement.

          15.17 Right of Set-Off. Whenever an Event of Default exists, the Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Lender or any affiliate of the Lender to or for the credit or the account of the Borrower against any and all of the Obligations, whether or not then due and payable. Lender agrees promptly to notify Borrower after any such set-off and application made by Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

          15.18 Participating Lender's Security Interests. The Lender may, without notice to or consent by the Borrower, grant one or more participations in the Revolving Loans to Participating Lenders. If a Participating Lender shall at any time with the Borrower's knowledge participate with the Lender in the Revolving Loans, the Borrower hereby grants to such Participating Lender, and the Lender and such Participating Lender shall have and are hereby given, a continuing lien on and security interest in any money, securities and other property of the Borrower in the custody or possession of the Participating Lender, including the right of setoff, to the extent of the Participating Lender's participation in the Obligations, and such Participating Lender shall be deemed to have the same right of setoff to the extent of Participating Lender's participation in the Obligations under this Agreement as it would have it were a direct lender.

          IN WITNESS WHEREOF, the parties have entered into this Agreement on the date first above written.

                                        AT&T PARADYNE CORPORATION,a
                                        Delaware corporation

                                        By: /s/
                                           ----------------------------------
                                        Title:
                                              -------------------------------


                                        BANKAMERICA BUSINESS CREDIT INC.

                                        By: /s/
                                           ----------------------------------
                                        Title:
                                              -------------------------------



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



                           List of Exhibits/Schedules


          Exhibit A                     Forming of Borrowing Base Certificate

          Exhibit B-1                   Financial Statements

          Exhibit B-2                   Proforma Balance Sheet

          Schedule 7.3                  Locations of Borrower

          Schedule 7.13                 List of Material Contracts

          Schedule 9.3                  List of Qualification States

          Schedule 9.4                  Names of Borrower and Trade Styles

          Schedule 9.5 Subsidiaries and Affiliates and states of incorporation and qualification

          Schedule 9.9                  Permitted Other Debt

          Schedule 9.13                 Real Estate - Owned and Leased

          Schedule 9.14                 Proprietary Rights Collateral (patents, trademarks,
                                        and copyrights)

          Schedule 9.15                 Trade Names

          Schedule 9.16                 Litigation

          Schedule 9.18                 Labor Disputes

          Schedule 9.19                 Environmental Laws

          Schedule 9.22                 ERISA Compliance

          Schedule 10.10                Permitted Guaranties



                                       68